UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Murphy USA Inc.
(Name of Registrant as Specified in Its Charter)

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MURPHY USA
MURPHY USA
MIKE

MURPHY USA

Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

YOUR VOTE IS IMPORTANT

DEAR STOCKHOLDER:
The Board of Directors and management cordially invite you to attend Murphy USA’s Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on Thursday, May 7, 2026 at Murphy USA’s corporate headquarters, 200 East Peach Street, El Dorado, Arkansas 71730. The formal notice of the Annual Meeting of Stockholders and Proxy Statement follow.
Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted before or at the meeting. Therefore, we urge you to vote promptly and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy.

ON BEHALF OF THE BOARD OF DIRECTORS, WE WOULD LIKE TO EXPRESS OUR APPRECIATION FOR YOUR INVESTMENT IN MURPHY USA.

Sincerely,

R. Madison Murphy Chairman of the Board of Directors Murphy USA Inc. March 26, 2026

NOTICE OF ANNUAL MEETING

DATE AND TIME	LOCATION	RECORD DATE
Thursday, May 7, 2026 8:00 a.m. Central Time	Murphy USA Headquarters 200 East Peach Street El Dorado, Arkansas 71730	Record Date The close of business March 9, 2026
The Annual Meeting of Stockholders of Murphy USA Inc. (the “Company”) will be held at Murphy USA’s corporate headquarters, 200 East Peach Street, El Dorado, Arkansas 71730, on Thursday, May 7, 2026, at 8:00 a.m., Central Time, for the following purposes:
1.Election of four Class I directors whose current terms expire on the date of the 2026 Annual Meeting;
2.Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2026;
3.Approval of executive compensation on an advisory, non-binding basis;
4.Amend the Certificate of Incorporation to phase-out the classification of the Board of Directors and provide for the annual election of directors;
5.Amend the Certificate of Incorporation to enable adoption of stockholders' right to call special meetings of stockholders;
6.If properly presented at the 2026 Annual Meeting, one stockholder proposal; and
7.Such other business as may properly come before the meeting by or at the direction of the Board of Directors.
Only stockholders of record at the close of business on March 9, 2026, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting.
Cast Your Vote Right Away
It is very important that you vote. Please cast your vote right away on all of the proposals listed above to ensure that your shares are represented. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail or, if you requested to receive printed proxy materials, on your enclosed proxy card or voting instruction form.
Notice and Access

Important Notice Regarding the Availability of Proxy Materials for
the 2026 Annual Stockholder Meeting To Be Held on May 7, 2026:
This Notice of the 2026 Annual Meeting, the 2026 Proxy Statement and the 2025 Annual Report
on Form 10-K are available, free of charge, at www.proxyvote.com.

We will be furnishing proxy materials over the internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s (“SEC”) notice and access rules. Many of our stockholders will receive the Notice in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card and our 2025 Annual Report. We believe that this process will reduce the environmental impact of our Annual Meeting as well as reduce the costs of printing and distributing our proxy materials. The Notice will instruct you as to how you may access and review all of the proxy materials on the internet.
All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and our 2025 Annual Report by mail, unless they have previously elected to receive proxy materials by email. We remind stockholders who receive the Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. The Notice only presents an overview of the more complete proxy materials. Stockholders should review the proxy materials before voting.
The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders may receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card and our 2025 Annual Report. At www.proxyvote.com, stockholders may also request to receive future proxy materials in printed form by mail or electronically by email.
By the Order of the Board of Directors.
Gregory L. Smith
Vice President, General Counsel
and Corporate Secretary
El Dorado, Arkansas
March 26, 2026

COMPENSATION DISCUSSION & ANALYSIS	27
Overview	27
Executive Compensation Philosophy and Objectives	27
Aligning Pay with Performance	27
2025 Business Highlights	28
Return to Stockholders	29
2025 “Say-on-Pay” Vote Result	30
This Proxy Statement is issued by Murphy USA Inc. in connection with the 2026 Annual Meeting of Stockholders scheduled for May 7, 2026.
This Proxy Statement and accompanying proxy card are first being made available to stockholders on or about March 26, 2026.

PROXY STATEMENT

Solicitation
The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy USA Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 7, 2026, and Murphy USA will bear the cost of this solicitation of proxies. It is expected that the Notice will be mailed to stockholders beginning on or about March 26, 2026.
The complete mailing address of the Company’s principal executive office is 200 East Peach Street, El Dorado, Arkansas 71730.
References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy USA” refer to Murphy USA Inc. and its consolidated subsidiaries.
Quorum and Voting Procedures
Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding shares of the Company’s stock entitled to vote at a meeting of stockholders shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A “broker non-vote” occurs on a proposal when brokers or nominees who do not have discretionary power to vote on a non-routine matter have not been given voting instructions on a non-routine matter by the beneficial owners or persons entitled to vote.
How to attend the Annual Meeting and how to vote
If you are a stockholder of record or a participant in a Company Plan, you can vote your shares via the internet or by telephone 24 hours a day by following the instructions on your proxy card or in the Notice. The website address for internet voting, and the telephone number for telephone voting, are indicated on your proxy card or in the Notice. If you are a beneficial owner, or if you hold your shares in “street name” (that is, through a bank, broker or other nominee), please check your voting instruction form or contact your bank, broker or nominee to determine whether you will be able to vote via the internet or by telephone.
If you requested printed proxy materials and choose to vote by mail, you must complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a stockholder of record, or your voting instruction form if you hold your shares in “street name.” Please promptly mail your proxy card or voting instruction form to ensure that it is received prior to the Annual Meeting.
To vote during the Annual Meeting, you must be in attendance. You must bring a valid government- issued picture identification in order to attend the Annual Meeting. Those in attendance will also have an opportunity to ask questions during the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy as described above prior to the Annual Meeting, so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must also bring a copy of a statement reflecting your stock ownership as of the record date in order to attend the Annual Meeting. You must also obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting.
Vote Necessary to Approve Proposals
General
Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Inspectors of Election for the Annual Meeting.
Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date, (iii) submit a later proxy by telephone or internet, or (iv) appear at the meeting and vote in person. If you elect to vote your proxy by telephone or internet before the meeting as described in the telephone/internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.
If you are a stockholder of record and sign, date and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board recommends that you vote:
•FOR all the director nominees (Proposal 1),
•FOR the approval of the Audit Committee in appointing KPMG LLP as the Company's

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 1

PROXY STATEMENT | VOTING SECURITIES

independent registered public accounting firm for fiscal 2026 (Proposal 2),
•FOR the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement (on an advisory, non-binding basis) (Proposal 3),
•FOR the management proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to phase-out the classification of the Board of Directors and provide for the annual election of directors (Proposal 4),
•FOR the management proposal to amend the Certificate of Incorporation to enable adoption of stockholders' right to call special meetings of stockholders (Proposal 5), and
•AGAINST the stockholder proposal - give shareholders the ability to call for a special shareholder meeting (Proposal 6).
Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the Board's recommendations.
Proposal 1 – Election of Four Class I Directors Whose Current Terms Expire on the Date of the 2026 Annual Meeting
The Class I directors nominated in Proposal 1 shall be elected by a majority of the votes cast at the Annual Meeting so long as a quorum is present and the election is not contested. You may vote “for,” “against” or “abstain” on each director. Abstentions and “broker non-votes” shall have no effect on the outcome of this proposal. See "Director Nominees" within Proposal 1 for additional information concerning Murphy USA's mandatory resignation policy in the event an incumbent director nominee fails to receive a majority of votes cast in an uncontested election.
Proposals 2, 3 and 6
For Proposals 2, 3 and 6, the affirmative vote of a majority of the shares of our capital stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for approval. You may vote “for,” “against” or “abstain” on these matters. If you vote to “abstain,” it will have the same effect as a vote “against” for these proposals. “Broker non-votes” shall have no effect on the outcome of Proposals 2, 3 and 6.
Proposals 4 and 5
For Proposals 4 and 5, the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company entitled to vote is required for approval. If you vote to “abstain,” it will have the same effect as a vote “against” for these proposals. “Broker non-votes” shall have the same effect as a vote “against” for these proposals.
Broker Voting
If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and internet voting. Under current New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal 2) should be considered a routine matter, and your broker is permitted to vote your shares without your instruction only on this proposal.
Voting Securities
On March 9, 2026, the record date for the meeting, the Company had 18,500,160 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the tables under “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Directors and Management” included on pages 21 and 22 of this Proxy Statement.

PROPOSAL 1	ELECTION OF FOUR CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE ON THE DATE OF THE 2026 ANNUAL MEETING

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership, public company experience or educational achievement. When considering new candidates, the Nominating and Governance Committee, with input from the Board, will seek to ensure the Board reflects a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, government/regulation, leadership and convenience store and other retail-related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, although it does not have a separate policy with respect to diversity, the Nominating and Governance Committee considers the issue of diversity among the factors used to identify nominees for directors and is committed to seeking out a representative pool of candidates for each board opening. The goal is to assemble and maintain a Board comprised of individuals that not only possess a high level of business acumen, but who also demonstrate a commitment to the Company’s Code of Business Conduct and Ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.
To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the four nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by the proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board size may be reduced.
All directors, other than Mr. Clyde (our former President and Chief Executive Officer) and Ms. West, Mr. Clyde's successor in that role, were determined to be independent by the Board based on the rules of the NYSE and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships of certain directors (Mr. Murphy and Mr. Deming are first cousins).
Mr. Murphy became the Non-Executive Chairman of the Board in connection with the spin-off of the Company from Murphy Oil Corporation (the “Spin-Off”), which was completed on August 30, 2013. As an independent chairman, he leads our regularly scheduled meetings of independent directors in executive session, held outside the presence of Company management. These meetings occur at a minimum of three Board meetings each year.
Stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy USA Inc., 200 East Peach Street, El Dorado, Arkansas 71730. Communications will be kept confidential and forwarded to the specified director(s). Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. The names and relevant detail of the nominees are listed below.
Director Nominees
Our Board is currently divided into three classes serving staggered three-year terms. Messrs. Deming, Taylor, Kulp and Ms. Phillips, who are Class I directors, have been nominated for re-election at this Annual Meeting of Stockholders. Class II and Class III directors will serve until our annual meetings of stockholders in 2027 and 2028, respectively. At each annual meeting of stockholders, directors will be elected for three-year terms to succeed the class of directors whose terms have expired. If the proposed amendments in Proposal 4 are approved by our stockholders, Article 6(C), (D) and (E) of our Certificate of Incorporation would be amended to provide that directors previously elected by our stockholders to three-year terms of office, including those directors elected at this Annual Meeting of Stockholders, would complete their three-year terms. Thereafter, they or their successors would be elected to one-year terms at each future annual meeting of stockholders. Beginning at our 2029 Annual Meeting of Stockholders, the declassification of the Board would be complete, and all directors would be elected at each annual meeting of stockholders to one-year terms.
This section details the name, age, class, qualifications and committee memberships of our directors as of the 2026 Annual Meeting of Stockholders.
Pursuant to our Bylaws, in an uncontested election of directors for which a quorum is present, should any incumbent director nominee fail to receive a majority of the votes cast, such director shall promptly tender a resignation to the Board. The resignation will be effective only upon the acceptance by the Board, and the Nominating and Governance Committee will

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 3

PROPOSAL 1	ELECTION OF FOUR CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE ON THE DATE OF THE 2026 ANNUAL MEETING

promptly consider the tendered resignation and make a recommendation to the Board on whether to accept or reject the resignation. The Board must act on the recommendation of the Nominating and Governance Committee within ninety (90) days following certification of the stockholder vote.

PROPOSAL 1 | ELECTION OF DIRECTORS

The following Class I directors are nominated for re-election at this Annual Meeting of Stockholders.

CLAIBORNE P. DEMING Age: 71 Director since: August 2013 Board Committees: Executive Compensation Committee (Chair) Executive Committee
Chairman of the Board of Murphy Oil (a NYSE-listed oil and natural gas exploration and production company) since 2012; President and Chief Executive Officer of Murphy Oil from October 1994 through December 2008
Skills and Experience: Mr. Deming brings over 40 years of experience in the oil and gas industry to the Board. While CEO of Murphy Oil, Mr. Deming established the initial relationship with Walmart Inc. that underpins the Murphy USA brand. In addition to his executive leadership experience, Mr. Deming has served on the boards of two other public companies in the energy sector, chairing one of these boards since 2012. He is the former chair of an advisory committee to the Secretary of Energy. Mr. Deming has served in an advisory role with private firms providing strategic and financial advice to investors, management teams, boards of directors, governmental bodies, and other professionals and participants in the global energy industry. Mr. Deming is also a licensed attorney and has served on numerous private and state boards. His deep understanding of the energy sector and strategy strengthens the Board’s collective knowledge.

HON. JEANNE L. PHILLIPS Age: 72 Director since: November 2018 Board Committees: Audit Committee Nominating and Governance Committee
Senior Counsel for Hunt Consolidated, Inc. (one of the largest privately-held family of companies in the U.S. involved in oil and gas exploration and production, real estate, and investment management) since 2023; founder and President of JLP Global Strategies (a consulting firm advising family offices in the areas of strategy, media relations, corporate governance, public policy and crisis management) since 2024; 20-year career with Hunt Consolidated, Inc., including serving as Senior Vice President, Corporate Engagement and International Relations and President of Hunt Global Partnerships, Inc. (Hunt Oil Company’s corporate social responsibility program); U.S. Permanent Representative to the Organization for Economic Cooperation and Development (OECD) with rank of U.S. Ambassador in Paris from 2001 to 2003
Skills and Experience: The Honorable Ms. Jeanne Phillips brings unique experience to the Board in the areas of governmental affairs and public policy after having served in varying capacities at the state, national, and international levels. She also brings more than three decades of distinguished nonprofit board experience and has been honored on numerous occasions for her civic involvement. In addition, as an executive with a large, privately-held energy company, she has extensive experience in the areas of corporate governance, corporate leadership, corporate communications, crisis management, and sustainability which bolsters the Board’s ability to react to an ever-changing business environment.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 5

PROPOSAL 1 | ELECTION OF DIRECTORS

JACK T. TAYLOR Age: 74 Director since: August 2013 Board Committees: Audit Committee (Chair) Executive Committee Executive Compensation Committee
Director of Genesis Energy LP (a NYSE-listed midstream energy master limited partnership) since 2013 and member of the Audit and Governance, Compensation and Business Development Committees; Director of Sempra (a NYSE-listed Fortune 500 energy services company) since 2013 and member of the Executive, Audit and Compensation and Talent Development Committees; Chief Operating Officer - Americas and Executive Vice Chair of U.S. Operations for KPMG LLP (one of the world’s largest audit, tax, and advisory firms) from 2005 to 2010
Skills and Experience: Mr. Taylor, a certified public accountant, has extensive experience with financial and public accounting issues as well as deep knowledge of the energy industry. He was a partner at KPMG LLP for 29 years. As an executive leader, Mr. Taylor was responsible for the execution of global strategy within all KPMG member firms in North and South America, encompassing more than 40,000 employees and $8 billion in revenue. Mr. Taylor sponsored and chaired KPMG’s Diversity Advisory Board upon its formation and early development. At KPMG, Mr. Taylor has extensive experience in capital markets activities with involvement in SEC registration statements, mergers and acquisitions, corporate recovery and bankruptcies. He has served on the audit committees of two other publicly traded energy companies for over a decade, currently serving as chair of both of these committees. Mr. Taylor lends considerable expertise to our Board in finance, accounting, and energy matters.

MICHAEL G. KULP Age: 44 Director since: December 2025 Board Committees: Audit Committee Executive Compensation Committee
Founder and CEO of KBP Brands (one of the largest operators of quick serve restaurants in the United States and globally) since 2011; Immediate Past Chair from 2022 to 2024 of Restaurant Supply Chain Solutions, LLC (restaurant purchasing and distribution cooperative)
Skills and Experience: Mr. Kulp brings extensive strategic leadership and operational expertise to the Board, drawing on his experience in senior executive management and large‑scale multi‑unit operations. Since its founding in 2011, KBP Brands, under his leadership, has completed more than 95 multi‑unit acquisitions and grown to operate over 1,100 KFC, Taco Bell, Arby’s, and Sonic restaurants across 32 states, employing more than 25,000 people. Mr. Kulp’s experience in retail food service operations, combined with a demonstrated ability to scale complex, multi‑unit businesses, is complemented by a strong emphasis on financial discipline, talent development, and customer‑focused transformation. His leadership perspective and operating experience contribute meaningfully to the Board’s view of strategic growth and organizational excellence.

PROPOSAL 1 | CONTINUING DIRECTORS

Continuing Directors
The following Class II and Class III directors are not up for re-election at this Annual Meeting of Stockholders. Class II directors will be up for election at our Annual Meeting in 2027 and Class III directors will be up for election at our Annual Meeting in 2028.
Class II Directors (terms expiring at the 2027 Annual Meeting)

DAVID L. GOEBEL Age: 75 Director since: October 2021 Board Committees: Audit Committee Executive Compensation Committee
Director of Jack in the Box Inc. (a NASDAQ-listed operator and franchisor of more than 2,100 restaurants) since 2008 and Chairman of the Board from 2020 to February 2026; Director of Wingstop Inc. (a NASDAQ-listed operator and franchisor of over 3,000 fast casual restaurant locations across the U.S. and internationally) since 2017; Partner and Faculty Member for The ExCo Group, LLC a worldwide firm that provides peer-to-peer mentoring services for CEOs and senior business executives; Chief Executive Officer of Applebee’s International, Inc. (a former NASDAQ-listed operator of over 2,000 restaurants across the U.S. and internationally) from 2006 to 2007
Skills and Experience: More than 40 years of experience in retail, food service, and hospitality provides Mr. Goebel with vast knowledge that benefits the Board. Mr. Goebel brings unique knowledge to the Board from his service in capacities as CEO, Board Chair, and director with three well-known, public company restaurant chains, as well as his service on several private company boards, including Quick Chek Corporation prior to its acquisition by the Company in January 2021. His comprehensive experience in food and beverage, supply chain management, risk assessment, risk management, succession planning, executive development, executive compensation, and strategic planning enables him to share valuable insights and perspectives with the Board.

JAMES W. KEYES Age: 71 Director since: August 2013 Board Committees: Executive Committee Executive Compensation Committee
Chairman and Chief Executive Officer of Blockbuster Inc. (a former NYSE-listed provider of home movie and video game rental services) from 2007 to 2011; Chief Executive Officer of 7-Eleven, Inc. (a former NYSE-listed operator and franchisor of convenience stores) from 2000 to 2005; Director of Andretti Acquisition Corp. (a NYSE-listed special purpose acquisition company) between January 2022 and the closing of a business combination transaction with Zapata Computing, Inc. in March 2024; Director of Andretti Acquisition Corp. II (a NASDAQ-listed special purpose acquisition company) since September 2024; Director of LightJump Acquisition Corporation (a NASDAQ-listed special purpose acquisition company) from January 2021 until its acquisition by Moolec Science, Ltd. in December 2022; Chief Executive Officer of Fresh & Easy, LLC (an operator of a chain of grocery stores) from November 2012 to October 2015
Skills and Experience: Mr. Keyes’ executive leadership experience includes serving as CEO of two Fortune 500 companies. While leading 7-Eleven, Inc., he spearheaded the introduction of fresh foods, building a nationwide network of commissaries and a distribution system for daily fresh product delivery which resulted in the growth of fresh food sales to over 20% of the product mix. In addition to his executive leadership experience, Mr. Keyes currently serves on one other public company board and has served on the boards of numerous private companies in a variety of industries. Mr. Keyes’ industry knowledge and business expertise are invaluable to our Board.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 7

PROPOSAL 1 | CONTINUING DIRECTORS

DIANE N. LANDEN Age: 65 Director since: August 2013 Board Committees: Nominating and Governance Committee (Chair) Executive Committee Executive Compensation Committee
Owner and President of Vantage Communications, Inc. (a private company in investment management, communications and broadcast property ownership ) since 1990; Chairman and Executive Vice President of Noalmark Broadcasting Corporation (a private radio and media company) since 2012; Partner at Munoco Company L.C. (a private oil and gas exploration and production company) from 2012 to 2023; Secretary and Director of Loutre Land and Timber Company (a private natural resources company) from 1998 to 2021, and served on its Executive and Nominating Committees
Skills and Experience: With over 30 years of experience in communications and broadcast property ownership and management, Ms. Landen brings a special set of skills to the Board. Ms. Landen has been an owner and served on the boards of private companies involved in oil and gas exploration and production and timber. In addition, she is a managing member or owner of several private investment and real estate management companies. The Board benefits from her asset management experience and unique insights into communications, media, and natural resources industries.

DAVID C. HALEY Age: 64 Director since: May 2025 Board Committees: Audit Committee Nominating and Governance Committee
Private investor and President Emeritus of HBK Capital Management (a private global investment management firm based in Dallas, Texas) from 2022 to present; President of HBK Capital Management from 2007 to 2021, Partner and investor from 1994 to 2007; Past Trustee of the Managed Funds Association (the principal trade association for the hedge fund industry), which he chaired from 2016 to 2017; Member of the Southern Methodist University Board of Trustees (a nationally ranked private university in Dallas, Texas) since 2020, current Chair of the Investment Committee; attorney at Andrews & Kurth LLP, practicing in the corporate securities group from 1986 to 1994
Skills and Experience: Mr. Haley, a licensed attorney who holds a law degree from Southern Methodist University, brings to the Board a broad range of skills and experience in investment management, corporate governance, and legal affairs. His leadership at HBK Capital Management, coupled with his legal background in corporate securities, provides deep expertise in financial markets, risk management, and regulatory compliance. His experience as Chair of the Managed Funds Association and background as a private investor and director of family investment partnerships further enhances his perspective on capital allocation and long-term value creation. The Board benefits from his experience in governance, investment strategy, organizational health and stakeholder engagement.

PROPOSAL 1 | CONTINUING DIRECTORS

Class III Directors (terms expiring at the 2028 Annual Meeting)

R. MADISON MURPHY Age: 68 Director since: August 2013 Board Committees: Executive Committee (Chair) Ex-officio of all Committees
Chairman of the Murphy USA Board of Directors since August 2013; Director of Murphy Oil Corporation (“Murphy Oil”) (a NYSE-listed oil and natural gas exploration and production company) since 1993, Chairman of Finance Committee as well as Chairman of the Board from 1994 to 2002 and Chief Financial Officer from 1992 to 1994; Managing Member of Murphy Family Holdings, LLC (manages investments, farm, timber and real estate) since 1998; Director of Deltic Timber Corporation (a former NYSE-listed natural resources and timberland company) from 1996 until its merger with Potlatch Corporation in February 2019; Director of BancorpSouth, Inc. (a NYSE-listed financing holding company) from 2000 to 2011; Chairman of the Arkansas State Highway Commission from 2011 to 2013, member from 2003 to 2013; Owner of Presqu’ile Winery (a family-owned winery in the Santa Maria Valley) since 2008; Chair of Hendrix Board of Trustees (a private liberal arts college in Conway, Arkansas) from 2001 to 2011, member since 1995; President of The Murphy Foundation (a private foundation in El Dorado, Arkansas) since 1988
Skills and Experience: Mr. Murphy has been involved in the energy sector for more than 40 years. In addition to his executive leadership in finance, Mr. Murphy has served on the boards of three other public companies in the energy, banking, and natural resources sectors, chairing one of these boards from 1994 to 2002. As an owner and operator of a winery, Mr. Murphy has a robust understanding of alcohol distribution regulations as well as sustainable practices. This understanding further extends to wildlife and habitat conservation in his farming operations which led the U.S. Department of the Interior to grant him a National Wetlands Conservation Award in 2004. His experience in executive and board leadership positions brings to the Board a unique business and financial perspective.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 9

PROPOSAL 1 | CONTINUING DIRECTORS

MINDY K. WEST Age: 57 Director since: January 2026 Board Committees: Executive Committee
President since October 2025 and Chief Executive Officer of Murphy USA since January 2026; Executive Vice President and Chief Operating Officer from February 2024 to December 2025; Past Chief Financial Officer, Executive Vice President and Treasurer of Murphy USA from 2013 to 2024, assuming leadership of the Fuels organization in 2017; Director since 2017 of Simmons First National Corporation (a NASDAQ-listed financial holding company whose principal subsidiary, Simmons Bank, operates more than 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee, and Texas); Director of Ducks Unlimited Inc. and Wetlands America Trust, where she serves on the Finance and Board Governance Committees; Vice President of the Razorback Foundation, Inc. (a nonprofit supporting the University of Arkansas Athletic Department and student athletes); Board Member of the SHARE Foundation (a public nonprofit focusing on programs and services that further the health and well-being of people in the South Arkansas community)
Skills and Experience: As President and CEO, Ms. West brings over 25 years of industry experience and a profound understanding of the Company’s operations and culture, playing a pivotal role in shaping Murphy USA’s strategic direction and operational excellence. Ms. West joined Murphy Oil Corporation in 1996, where she held a variety of leadership positions spanning finance, human resources, strategic planning, accounting, and investor relations. Following Murphy Oil Corporation’s 2013 Spin-Off of Murphy USA, Ms. West was appointed Executive Vice President, Chief Financial Officer, and Treasurer and in 2017, she assumed leadership over the Fuels organization. Ms. West was elevated to Chief Operating Officer in February 2024, assuming responsibility for additional commercial and operating functions, before being appointed Chief Executive Officer in January 2026. She is also a certified public accountant (inactive) and a certified treasury professional, underscoring her strong financial acumen. Beyond her executive roles at Murphy USA, Ms. West has significant public‑company and nonprofit governance experience, including service with a publicly traded financial institution and leadership involvement with several community and charitable organizations. Ms. West’s extensive experience, strategic vision, institutional knowledge, and commitment to both corporate and community leadership make her a valuable addition to the Board.

PROPOSAL 1 | CONTINUING DIRECTORS

DAVID B. MILLER Age: 76 Director since: January 2016 Board Committees: Executive Compensation Committee Nominating and Governance Committee
Co-Founder and Partner of EnCap Investments L.P. (“EnCap”) (a leading provider of growth capital to independent energy companies) since 1988; President of PMC Reserve Acquisition Company (a partnership jointly owned by EnCap and Pitts Energy Group) from 1988 to 1996; Co-Chief Executive Officer and Co-Founder of MAZE Exploration Inc. (a Denver-based oil and gas company) from 1981 to 1988; Chair of Southern Methodist University Board of Trustees (a nationally ranked private university in Dallas, Texas), member since 2008
Skills and Experience: Having started his professional career in the banking industry, Mr. Miller provides considerable expertise to the Board in the areas of banking and finance. His executive leadership experience includes serving as the Managing Partner of a private equity firm that he co-founded. In that capacity, Mr. Miller directly engaged with institutional investors on ESG practices in the energy industry, including numerous large pension funds and university endowments. In addition to having served on the boards of four other publicly traded companies in the energy sector, Mr. Miller has served on the boards of numerous private oil and gas exploration and production companies. He is also a member of the National Petroleum Council, an advisory committee to the Secretary of Energy. Mr. Miller’s broad energy industry knowledge and his leadership experience and expertise in business valuation, capital structure and strategic relationships complement the collective strength and leadership of our Board.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 11

PROPOSAL 1 | CONTINUING DIRECTORS

ROSEMARY L. TURNER Age: 64 Director since: October 2021 Board Committees: Audit Committee Nominating and Governance Committee
Director of TFI International (a NYSE-listed North American leader in the transportation and logistics industry) since 2020; Senior Advisor to Duration Capital Partners, a dedicated infrastructure investment firm with a value-add approach to partnering with transportation businesses in North America since 2024; Director of San Francisco Federal Reserve Board, which she formerly Chaired in 2021; Director of SCAN Health Plan (one of the largest Medicare Advantage plans in the nation with revenues of over $4 billion) since 2021; Director of The Bouqs Company (a leading online floral retailer that delivers fresh flowers from eco-friendly, sustainable farms) since 2020; Director of Core-Mark Holding Company, Inc. (a former NASDAQ-listed convenience store wholesale distributor) from May 2021 until its acquisition by Performance Food Group, Inc. in September 2021; 40-year career with United Parcel Service, Inc. (“UPS”) (a NYSE-listed multinational shipping and receiving and supply chain management company) retiring as President of Northern California in 2019; Director of the Philadelphia Federal Reserve Board from 2010 to 2013; Senior Advisor to Oaktree Infrastructure Fund (an infrastructure core fund managed by Oaktree Capital Management) from 2020 to 2024
Skills and Experience: Ms. Turner has an impressive history in the logistics and distribution industry. In her distinguished executive career, she served as president of various UPS divisions for 22 years, applying her strengths in business development, relationship management and operational stewardship. At UPS, Ms. Turner was responsible for the largest East and West territories with an average of 25k employees and revenues in excess of $2 billion. Ms. Turner has also served as director of two other publicly traded companies that are leaders in the logistics and distribution industry. Through her experience with the Philadelphia Federal Reserve Board and the San Francisco Federal Reserve Board which she chaired in 2021, Ms. Turner has an excellent understanding of the macroeconomy state of marketing and consumers, and evolving payment systems. Our Board benefits from her deep experience in supply chain and logistics and finance.

PROPOSAL 1 | ELECTION OF DIRECTORS

DIRECTOR SKILLS AND EXPERIENCE

	Murphy	West	Deming	Goebel	Haley	Keyes	Kulp	Landen	Miller	Phillips	Taylor	Turner

Current or Former Public Company CEO
Other Public Company Board Experience (Current or Former)
Finance / Accounting / Financial Reporting
Human Capital Management
Public Policy /Government Affairs
Supply Chain Distribution / Logistics
Capital Markets / Asset Management / Banking
Consumer Products / Retail
Media and Communication / Crisis Management
Energy Sector

BOARD DEMOGRAPHICS

●	0-4 YEARS
●	5-10 YEARS
●	> 10 YEARS

7.58 YEARS
Average Tenure

●	< 61 YEARS
●	61-65 YEARS
●	≥ 66 YEARS

67.3 YEARS
Average Age

●	WOMEN
●	MEN

33%
Of Directors Are Women

●	MINORITY
●	OTHER

8%
Of Directors Are Racially/Ethnically Diverse

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 13

BOARD AND GOVERNANCE MATTERS

Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer of Murphy USA are currently held by two individuals. Mr. Murphy serves as our Chairman of the Board as a non-executive and independent director. Ms. West serves as our President & Chief Executive Officer, and also serves as a director. Along with Mr. Murphy and Ms. West, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the President & Chief Executive Officer is most familiar with the Company’s business and industry, most involved in the Company’s day-to-day operations and most capable of leading the execution of the Company’s strategy. The Board believes that having separate roles of Chairman and President & Chief Executive Officer is in the best interest of stockholders at this time because it facilitates independent oversight of management.
Environmental, Social and Governance (ESG)
The Nominating and Governance Committee is responsible for reviewing the Company’s strategy, initiatives, policies and practices on ESG matters, including climate-related matters, that are significant to the Company, as well as the Company’s reporting of its ESG performance.
Our ESG strategy is overseen by the ESG Steering Committee, a group comprised of our CEO, Executive Vice Presidents and Senior Vice Presidents. This ESG strategy is implemented at a functional level by an ESG working group, which is comprised of cross-functional subject matter experts from across the business.
As part of our commitment to ESG, we are also focused on transparently reporting on our progress. In 2025, we published our fourth Environmental, Social and Governance Summary that considered internationally recognized standards and frameworks, such as the Value Reporting Foundation’s Sustainability Accounting Standards Board (SASB) standards. This summary represents our continued commitment to report on the sustainability of our business strategy and other important ESG topics. We will also continue to annually disclose our EEO-1 report on our website.
For more information about our ESG program please visit our website. https://ir.corporate.murphyusa.com(1)
(1)Web addresses to our website throughout this document are provided for convenience only. Nothing on our website, including our impact report or our ESG Summary, shall be deemed part of, or incorporated by reference into, this Proxy Statement. Some of these statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and our reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. Inclusion of metrics or other information in such reports is not intended to imply that such information is material to the Company. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

BOARD AND GOVERNANCE MATTERS | RISK MANAGEMENT

Risk Management
Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board has broad oversight responsibility for our risk management programs.
The Board exercises risk management oversight and control both directly and indirectly, the latter through various board committees as discussed below. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial and cybersecurity risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines, manages risks associated with the independence of the Board and potential conflicts of interest, along with the Company’s ESG process and governance. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports and by the President & Chief Executive Officer about the known risks to the strategy and the business. The Board of Directors does not believe that its role in risk-oversight has been affected by having separate roles of Chairman and President & Chief Executive Officer.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 15

BOARD AND GOVERNANCE MATTERS | COMMITTEES

Committees
Our Board has established several standing committees in connection with the discharge of its responsibilities. The following table presents the standing committees of the Board and the current membership of the committees and the number of times each committee met in 2025.

NOMINEE / DIRECTOR	AUDIT	EXECUTIVE	EXECUTIVE COMPENSATION	NOMINATING AND GOVERNANCE

R. Madison Murphy	X(2)	X(1)	X(2)	X(2)
R. Andrew Clyde		X(3)
Mindy K. West		X(4)
Claiborne P. Deming		X	X(1)
David L. Goebel	X		X
David C. Haley	X(5)			X(5)
James W. Keyes		X	X
Michael G. Kulp	X(6)		X(6)
Diane N. Landen		X(7)	X	X(1)
David B. Miller			X	X
Hon. Jeanne L. Phillips	X			X
Jack T. Taylor	X(1)	X(8)	X
Rosemary L. Turner	X			X
Number of meetings in 2025	7	3	4	3
(1)Committee Chair
(2)Ex-Officio
(3)On December 31, 2025, Mr. Clyde retired from the Board and his position on the Board's Executive Committee.
(4)Appointed by the Board on December 10, 2025, effective January 1, 2026.
(5)Appointed by the Board on May 1, 2025.
(6)Appointed by the Board on December 10, 2025.
(7)Appointed by the Board on August 14, 2025.
(8)Appointed by the Board on October 23, 2025.

BOARD AND GOVERNANCE MATTERS | COMMITTEES

Audit Committee – The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, the management of major financial risk and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. Additionally, the Audit Committee reviews cybersecurity risks through regular updates from management, and it monitors the status of ongoing projects to strengthen existing controls and mitigate the risk of cybersecurity incidents. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of Internal Audit for these purposes. The Board has designated Messrs. Taylor and Murphy as its Audit Committee Financial Experts as defined in Item 407 of Regulation S-K. All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards. For more information about Audit Committee procedures see pages 24-25.
Executive Committee – The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all general administrative affairs of the Company, subject to any limitations prescribed by the Board.
Executive Compensation Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, its equity incentive compensation plans and its compensation clawback policies.
The Executive Compensation Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards. See “Compensation Discussion and Analysis” for additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation Committee has direct access to outside advisors, independent compensation consultants and others to assist them.

Nominating and Governance Committee – The Nominating and Governance Committee identifies and recommends potential director candidates, makes annual independence recommendations as to each director, recommends appointments to Board committees, oversees the self-evaluation process of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines.
Stockholders desiring to recommend director candidates for consideration by the Nominating and Governance Committee will be able to address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy USA Inc., 200 East Peach Street, P.O. Box 7300, El Dorado, Arkansas 71731-7300. As a matter of policy, director candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by the directors, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to directors.
The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards. This committee coordinates with the Chairperson for each other Board committee to discuss and identify succession planning issues and makes recommendations to the full Board as needed. The Nominating and Governance Committee is also responsible for reviewing the Company’s strategy, initiatives, policies and practices on ESG matters, including climate-related matters, that are significant to the Company, as well as the Company’s reporting of its ESG performance.
Charters for the Audit, Executive, Executive Compensation and Nominating and Governance Committees, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available on the Company’s website at https://ir.corporate.murphyusa.com.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 17

BOARD AND GOVERNANCE MATTERS | MEETINGS AND ATTENDANCE

Meetings and Attendance
During fiscal year 2025, there were five meetings of the Board. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. Pursuant to the Company’s Corporate Governance Guidelines, non-employee directors, all of whom are independent, must meet in executive session, without management, in conjunction with at least three regularly scheduled Board meetings per year, and did so in 2025. Mr. Murphy, in his role as Chairman of the Board, presided at these executive sessions. Also, as set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend the Annual Meeting of Stockholders.
Compensation of Directors
Directors who are employees of Murphy USA do not receive compensation for their services on the Board. Our Board determines annual retainers and other compensation for non-employee directors. The primary elements of our non-employee director compensation program include a combination of cash and equity. In 2025, the cash component consisted of an annual retainer for each non-employee director in the amount of $105,000, plus an additional annual retainer for each chair as follows:
•Chairman of the Board: $195,000
•Audit Committee Chair: $25,000
•Executive Compensation Committee Chair: $20,000
•Nominating & Governance Committee Chair: $17,500

All elements of cash components are paid in quarterly installments. The Company also reimburses directors for travel, lodging and other related expenses they incur in attending Board and Committee meetings.

In addition to the cash component, the non-employee directors receive an annual grant of time-based restricted stock units ("RSUs") which, beginning with grants made in 2025, cliff vest after one year. Each non-employee director who was providing services on the Board as of February 13, 2025, received a restricted stock unit grant with a target value of $170,000 on such date. Mr. Haley, who commenced service on the Board on May 1, 2025, received a pro-rated equity grant (including proportion of the cash component of the annual retainer). RSUs awarded to non-employee directors include a right to receive dividend equivalent units, to be paid upon the issuance of shares of the Company’s common stock in settlement of the underlying RSU.
Non-employee directors may elect to defer his or her annual cash retainers into fully vested restricted stock units issued under the 2023 Omnibus Incentive Plan, with settlement upon termination of Board service. Likewise, time-based restricted stock units awarded in connection with the annual equity component of the Director compensation package may also be deferred, with settlement upon termination of service. Upon separation from service, shares and dividend equivalent units accrued with respect to restricted stock units are issued. The election to defer is made in the year preceding the calendar year in which the compensation is earned (or, in the case of a new director, within 30 days after their date of appointment, if later).
Further information regarding non-employee director compensation is set forth in the following table.

BOARD AND GOVERNANCE MATTERS | 2025 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

2025 Non-Employee Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
R. Madison Murphy	300,374	172,213	25,000	497,587
Claiborne P. Deming	126,221	173,174	25,000	324,395
David L. Goebel	105,374	173,533	—	278,907
David C. Haley(4)	70,097	110,315	—	180,412
James W. Keyes	105,374	172,213	—	277,587
Michael G. Kulp	—	—	—	—
Diane N. Landen	122,874	172,213	25,000	320,087
David B. Miller	106,381	172,213	—	278,594
Hon. Jeanne L. Phillips	105,708	174,493	—	280,201
Jack T. Taylor	131,274	173,174	25,000	329,448
Rosemary L. Turner	105,014	174,493	—	279,507
(1)The amounts shown reflect the cash retainers paid during the fiscal year ended December 31, 2025, including cash retainers which the director elected to receive in the form of restricted stock units.
(2)The amounts shown reflect the aggregate grant-date fair value, as computed in accordance with FASB ASC Topic 718 regarding stock compensation, for restricted stock unit awards and dividend equivalent units granted to the non-employee directors in 2025. The aggregate number of restricted stock units including restricted stock units awarded in lieu of quarterly cash retainers outstanding as of December 31, 2025, was 1,668 for Mr. Deming, 965 for Mr. Goebel, 244 for Mr. Haley, 1,077 for Mr. Miller, 1,737 for Ms. Phillips, 1,704 for Mr. Taylor, 1,413 for Ms. Turner and 349 for each other non-employee director.
(3)The amounts shown represent contributions made on behalf of Mr. Murphy, Mr. Deming, Ms. Landen and Mr. Taylor to charitable organizations under our gift matching program.
(4)Mr. Haley was appointed to the Board on May 1, 2025 and received pro-rated cash retainers and equity grants.

The column above showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in our gift matching program on the same terms as Murphy USA employees. Under this program, an eligible person’s total gifts of up to $25,000 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals in an amount equal to twice the amount contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations in an amount equal to the contribution made by the eligible person.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 19

BOARD AND GOVERNANCE MATTERS	|	NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES AND PLEDGING

Non-Employee Director Stock Ownership Guidelines and Pledging
The Board established stock ownership guidelines for non-employee directors of the Company. Directors are expected to achieve stock ownership of at least three times their annual cash retainer within five years of beginning their service. A director may not pledge Company securities either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. As of December 31, 2025, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.
Once such stock ownership target has been achieved, a director is permitted to pledge Company securities in compliance with applicable law (including disclosure of such pledging in the Company’s proxy statement, as required by SEC regulations), so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Board and pre-approved by the General Counsel in advance of such pledging. These guidelines are designed to ensure that directors display confidence in the Company through the ownership of a significant amount of our stock. All of our directors are in compliance with our pledging policy.
Code of Business Conduct and Ethics
Executive officers and directors are governed by the Company’s written Code of Business Conduct and Ethics, which provides that waivers of any part of the Code for directors or executive officers may only be granted by the Board of Directors or a Board committee and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in fiscal year 2025. The Company intends to disclose any waivers of or amendments to the Code of Business Conduct and Ethics that apply to our directors or executive officers on its website at https://ir.corporate.murphyusa.com. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Review, Approval or Ratification of Transactions with Related Persons
During 2025, the Company did not engage in any related-person transactions involving members of the Board or executive officers. Conflicts of interest subject to the Company’s written Code of Business Conduct and Ethics that constitute a Related Party Transaction, as defined under the rules of the SEC, shall be reviewed by the Nominating and Governance Committee of the Board.
The Nominating and Governance Committee reviews ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors these transactions on an ongoing basis.
Insider Trading Policy
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our Company’s securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our annual report on Form 10-K. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in the Company’s securities.

OWNERSHIP OF MURPHY USA COMMON STOCK

Security Ownership of Certain Beneficial Owners
The following are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock (as of the most recent date of such stockholder’s Schedule 13F or 13G filing for Murphy USA with the SEC):

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(2)	1,649,050	8.9%
FMR LLC 245 Summer Street Boston, MA 02210(3)	1,622,453	8.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(4)	1,601,401	8.7%

(1)Percentage based on 18,500,160 shares of common stock outstanding as of the record date.
(2)Total includes 1,577,265 shares with sole voting power, zero shares with shared voting power, 1,649,050 shares with sole dispositive power and zero shares with shared dispositive power. Information based on Schedule 13G filed on January 24, 2024 and information known to the Company, including from a Form 13F filed on February 12, 2026.
(3)Total includes 1,454,105 shares with sole voting power, zero shares with shared voting power, 1,622,453 shares with sole dispositive power and zero shares with shared dispositive power. Information based on Schedule 13G/A filed on February 4, 2026.
(4)Total includes zero shares with sole voting power, 110,869 shares with shared voting power, 1,470,626 shares with sole dispositive power and 130,775 shares with shared dispositive power. Information based on Schedule 13G filed on February 13, 2024 and information known to the Company, including from a Form 13F filed on January 29, 2026.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 21

OWNERSHIP OF MURPHY USA COMMON STOCK	|	SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership of Directors and Management
The following table sets forth information, as of February 15, 2026, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as listed in the first table of the Compensation Discussion and Analysis section of this Proxy) and directors and executive officers as a group.

NAME	PERSONAL WITH FULL VOTING AND INVESTMENT POWER(1)(2)	PERSONAL AS BENEFICIARY OF TRUSTS	VOTING AND INVESTMENT POWER ONLY	EQUITY AWARDS WHICH MAY SETTLE WITHIN 60 DAYS	TOTAL	PERCENT OF OUTSTANDING (IF GREATER THAN ONE PERCENT)
Claiborne P. Deming	268,890	394,884	—	1,744	665,518	3.60%
David L. Goebel	1,796	—	—	615	2,411	(3)
David C. Haley	1,244	—	—	—	1,244	(3)
James W. Keyes	17,705	—	—	—	17,705	(3)
Michael G. Kulp	—	—	—	—	—	(3)
Diane N. Landen	58,884	76,837	8,991(4)	—	144,712	(3)
David B. Miller	46,061	—	—	1,141	47,202	(3)
R. Madison Murphy	—	383,712	164,228(5)	—	547,940(6)	2.96%
Hon. Jeanne L. Phillips	2,698	—	—	1,388	4,086	(3)
Jack T. Taylor	12,618	9,786(7)	—	1,783	24,187	(3)
Rosemary L. Turner	349	—	—	1,063	1,412	(3)
R. Andrew Clyde	206,354(8)	—	—	122,550	328,904	1.78%
Mindy K. West	121,362	—	—	22,700	144,062	(3)
Donald R. Smith, Jr.	22,378	—	—	4,500	26,878	(3)
Chris A. Click	5,760	—	—	3,750	9,510	(3)
Renee M. Bacon	5,927	—	—	4,950	10,877	(3)
C. Galagher Jeff	—	—	—	—	—	(3)
Directors & executive officers as a group (20 persons)	582,392	865,219	173,219	48,690	1,669,520	9.02%
(1)Includes Murphy USA Savings 401(k) Plan shares in the following amounts: Mr. Clyde 1,533 qualified shares, Ms. West 877 qualified shares and Mr. Smith 561 qualified shares. Excludes shares of common stock underlying phantom stock units held under the Murphy USA Supplemental Executive Retirement Plan in the following amounts: Mr. Clyde 18,495 shares and Mr. Smith 582 shares.
(2)Includes shares of common stock held by spouse and other household members as follows: Mr. Deming 12,110 shares held by spouse; Mr. Haley 1,000 shares owned jointly with spouse; Ms. Landen 2,043 shares owned jointly with spouse and children.
(3)Less than 1%.
(4)Includes 8,991 shares of common stock held by trusts of which Ms. Landen is the trustee.
(5)Includes (i) 70,000 shares of common stock held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed, (ii) 41,379 shares of common stock held in trust for children of which spouse is Trustee, (iii) includes 42,216 shares owned by The 2011 Murphy Family Trust beneficial ownership expressly disclaimed, (iv) includes 8,316 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed, (v) includes 2,317 shares of common stock held in trust for children of which Mr. Murphy is Trustee.
(6)Total includes 7,400 shares that are pledged as security.
(7)Includes 9,786 shares of common stock held by trust of which Mr. Taylor and his spouse are the beneficiaries and trustees.
(8)Includes 59,172 shares of common stock held by a family limited partnership, an entity established and beneficially owned by Mr. Clyde for estate planning purposes.

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026

The Audit Committee and the Board have approved the engagement of KPMG LLP as Murphy USA’s independent registered public accounting firm for 2026. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
Ratification of the selection of accountants requires approval by a majority of the votes cast by the stockholders of Murphy USA Common Stock, which votes are cast “for” or “against” the ratification. Murphy USA’s Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Murphy USA and its stockholders.
The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of KPMG LLP partners and other professionals (if hired) to help ensure KPMG LLP satisfies applicable independence rules.
KPMG LLP has served as Murphy USA’s independent registered accounting firm since the Spin-Off in 2013 and prior to that served as the auditor to Murphy USA’s former parent for more than 60 years. KPMG LLP reports directly to the Audit Committee of Murphy USA. In selecting KPMG LLP as Murphy USA’s independent registered accounting firm for 2026, the Audit Committee considered a number of factors, including:
•the quality of its ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with its national office,

•the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners,
•KPMG LLP’s independence program and its processes for maintaining its independence,
•KPMG LLP’s depth of understanding of Murphy USA’s businesses, accounting policies and practices and internal control over financial reporting,
•the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),
•consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform Murphy USA’s annual audit,
•the most recent PCAOB inspection report on KPMG LLP and the results of “peer review” and self-review examinations, and
•the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.
In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board believe that the continued retention of KPMG LLP as Murphy USA’s independent registered public accounting firm is in the best interests of Murphy USA and its stockholders. Under Murphy USA’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to the Chair of the Committee, subject to ratification of the full Committee at the next scheduled meeting. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 23

PROPOSAL 2 | AUDIT COMMITTEE REPORT

Audit Committee Report
Management is responsible for the preparation, presentation and integrity of Murphy USA’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
Committee Organization and Operation
The Audit Committee’s function is to assist the Board in its oversight of:
•The integrity of Murphy USA’s financial statements;
•Murphy USA’s internal control over financial reporting;
•Murphy USA’s compliance with legal and regulatory requirements;
•The independent accountants’ qualifications, independence and performance;
•The performance of Murphy USA’s internal audit function; and
•Murphy USA’s IT risk exposure, including cybersecurity risks.
The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of Murphy USA’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of Murphy USA’s corporate website at https://ir.corporate.murphyusa.com.
The Audit Committee held seven meetings during 2025. The Audit Committee Chair and members of the Audit Committee also held numerous additional meetings throughout 2025 with members of Murphy USA corporate, business segment and internal audit management and with Murphy USA’s independent registered public accounting firm, KPMG LLP. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.
Independence
The Board, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules, and that they each met the Company’s enhanced independent standard for membership on the Company’s Audit Committee.
Expertise
The Board has also determined, on the recommendation of the Nominating and Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards. Mr. Taylor and Mr. Murphy have been designated as the “audit committee financial experts,” as defined under SEC rules. The Audit Committee’s assistance in the Board oversight of Murphy USA’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on Murphy USA’s financial statements, financial reporting and internal control over financial reporting.
Audited Financial Statements
In the performance of its oversight function, the Audit Committee has considered and discussed the 2025 audited financial statements with management and KPMG LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Head of Internal Audit and the KPMG LLP engagement team the scope and plans for their respective audits and has met with each of the Head of Internal Audit and the senior engagement partner of KPMG LLP, with and without management present, to discuss audit results, their evaluations of Murphy USA’s internal controls and the overall quality of Murphy USA’s financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

PROPOSAL 2 | FEES PAID TO KPMG LLP

Fees Paid to KPMG LLP
The table below shows the fees paid by Murphy USA to KPMG LLP in 2025 and 2024.

	2025 (IN THOUSANDS)	2024 (IN THOUSANDS)

Fees paid by Murphy USA:
Audit fees(1)	$1,475	$1,332
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,475	$1,332
(1)Audit fees include fees for the audit of Murphy USA’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the Murphy USA consolidated audit. Audit fees include out-of-pocket expenses of $35 in 2025 and $32 in 2024. $65 of the 2025 Audit fees related to a delayed additional billing for 2024 services.
All of the services provided by KPMG LLP and the fees paid by Murphy USA were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by KPMG LLP during the most recently completed fiscal year in its annual independence evaluation.
If you do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.
Conclusion
Based on the review and discussions described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board, and the Board approved, the inclusion of the audited financial statements for the year ended December 31, 2025 in Murphy USA’s 2025 Annual Report on Form 10-K.
Audit Committee:
Jack T. Taylor (Chair)
David L. Goebel
David C. Haley
Michael G. Kulp
R. Madison Murphy
Hon. Jeanne L. Phillips
Rosemary L. Turner

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2026.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 25

PROPOSAL 3	APPROVAL OF EXECUTIVE COMPENSATION ON AN ADVISORY, NON-BINDING BASIS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2025 compensation of the Named Executive Officers.
Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is being provided as required pursuant to Section 14A of the Securities Exchange Act of 1934. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board. The Board and the Executive Compensation Committee value the opinions of stockholders and will consider stockholders’ views and the Executive Compensation Committee will evaluate whether any actions are necessary to address those views. We currently anticipate that the next Say-on-Pay vote will be held at our 2027 annual general meeting of stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides an overview of the compensation provided to our "Named Executive Officers" or "NEOs" during the fiscal year ended December 31, 2025. The NEOs' titles throughout this Compensation Discussion and Analysis reflects each NEO's title as of December 31, 2025.

NAME	TITLE
R. Andrew Clyde(1)	Chief Executive Officer (CEO)
Mindy K. West(2)	President & Chief Operating Officer (COO)
Donald R. Smith, Jr.(3)	Interim Chief Financial Officer (CFO); VP, Chief Accounting Officer (CAO) & Treasurer
Chris A. Click(4)	EVP Strategy, Growth & Innovation
Renee M. Bacon(5)	SVP S&O & Chief Merchandising Officer (CMO)
C. Galagher Jeff(6)	Former EVP & CFO
(1)Mr. Clyde served as the Company’s CEO during 2025 (and as President until October 23, 2025). Mr. Clyde retired as CEO and as a member of the Board, effective December 31, 2025.
(2)Effective as of October 23, 2025, Ms. West, the Company’s EVP & COO, was appointed to serve as the Company’s President and COO. Effective as of January 1, 2026, Ms. West was appointed to serve as the Company’s President & CEO and as a member of the Board.
(3)Effective as of October 14, 2025, Mr. Smith, the Company’s VP, CAO & Treasurer, was appointed to also serve as Interim CFO.
(4)Mr. Click served as EVP Strategy, Growth & Innovation during 2025, and served in this position until his departure from the Company, effective as of February 20, 2026.
(5)Effective as of January 13, 2026, Ms. Bacon (formerly SVP S&O & CMO) became SVP S&O.
(6)Mr. Jeff served as the Company's EVP & CFO until his departure from the Company, effective as of October 14, 2025.

Executive Leadership Transitions in 2025 and 2026
As noted above, during late 2025 and early 2026, the Company experienced a leadership transition, including the appointment of a new Chief Executive Officer. As a result of years of thoughtful succession planning by our Board, and in light of the exceptional leadership of our senior executive team, we have been able to facilitate a transition while at the same time executing on our strategic and business goals, as described in more detail below in this Compensation Discussion and Analysis.
Mr. Clyde served as the Company's CEO during 2025 and as President until Ms. West's appointment to the role on October 23, 2025. Mr. Clyde retired as the Company's CEO and as a member of the Board effective December 31, 2025. Mr. Clyde served as a non-executive employee through February 28, 2026. At that time, Mr. Clyde transitioned to service as a non-employee advisor to the Board and management until February 28, 2027 in order to assist in the orderly transition of his responsibilities to Ms. West, who was appointed as the Company's CEO and a member of the Board effective as of January 1, 2026.
Mr. Jeff departed from the Company effective as of October 14, 2025. At that time, the Board appointed Mr. Smith, the Company's VP, CAO and Treasurer, to also serve as the Company's interim CFO.
Overview
Murphy USA operates one of the nation’s largest convenience store chains, with a total of 1,800 stores in 27 states, located primarily in the Southwest, Southeast, Midwest and Northeast United States as of December 31, 2025, the majority of which are located in close proximity to Walmart Supercenters. The Company also markets gasoline and other products at standalone stores under the Murphy and QuickChek brands.
Executive Compensation Philosophy and Objectives
The Executive Compensation Committee (referred to as the “Committee” in this section) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. The Committee believes the compensation program should provide a direct link between the Company’s values, objectives, business strategies, and financial results and compensation earned. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide compensation packages that are competitive with others in the retail industry. In addition, the Company believes that executives should be rewarded for both the short- and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.
Aligning Pay with Performance
The Committee believes our compensation programs provide a strong “pay for performance” link between the compensation provided to our executives and the Company’s performance, both on an absolute basis and relative to its peers. Consistent with the fundamental principle that compensation programs should pay for performance, the Company’s strong performance during 2025 directly impacted

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 27

COMPENSATION DISCUSSION AND ANALYSIS | 2025 BUSINESS HIGHLIGHTS

compensation decisions and pay outcomes. Annual incentives for NEOs were earned at 77.4% of target, reflecting the Company’s 2025 performance relative to predefined targets. See pages 35-36 for additional information. Performance stock units (“PSUs”) linked to the Company’s performance for the three-year period ended in 2025 were earned at 165.3% of target. See page 38 for additional information.
We view performance in two ways: (1) the Company’s operating performance, including results against short- and long-term growth targets; and (2) return to stockholders over time, both on an absolute basis and relative to other companies, including both our peers and the S&P 500.
2025 Business Highlights
We measure our operating performance relative to the execution of a proven strategy that reflects five coherent themes that leverage our differentiated strengths and capabilities. This “5-Point Strategy” supports a business model which is both enduring in a highly volatile industry and difficult for competitors to replicate. Our strategy creates a unique way to compete for customers, workforce talent, supplier-partner support and stockholder capital. We take none of these stakeholders for granted and our goal is to create sustained value for all of them while making a positive impact in the communities we serve. Highlighted accomplishments among the 5-Point Strategy for 2025 include:

COMPENSATION DISCUSSION AND ANALYSIS | RETURN TO STOCKHOLDERS

Return to Stockholders
Since inception, the Company has delivered consistent returns to our stockholders. In May 2023, the Board authorized a share repurchase program of up to $1.5 billion, excluding excise taxes, that began upon completion of the 2021 $1 billion authorization and expires December 31, 2028. As of December 31, 2025, approximately $291.9 million remained under the 2023 authorization. In 2025, total share repurchases were $652.0 million, including accrued excise taxes, under the 2023 authorization.

To further support the shareholder distributions portion of Murphy USA's capital allocation strategy, on October 23, 2025, the Board took action to authorize a new share repurchase program of up to $2.0 billion, excluding excise taxes, to begin upon completion of the current $1.5 billion program authorization. This new authorization will expire on December 31, 2030. In addition, the Board renewed Murphy USA's policy of increasing its annual dividend pool by 10% for another five years, with an incremental 10% added to the pool for the next twelve months, starting with the December 2025 payment. Both of these actions are designed to increase the value returned to shareholders and to ensure continuity of the Board's long-term capital allocation strategy through Murphy USA's CEO transition. The Board believes this framework provides management the space needed to balance strategic priorities and shareholder returns over a five-year horizon.

Since the 2013 Spin-Off, the Company has repurchased over 29.5 million shares, or 63% of its original shares outstanding, at an average price of $140 per share.
Additionally, the Company’s strong financial performance in recent years has allowed us to continue to grow the dividend for fifteen consecutive quarters, resulting in a compound average annual growth rate of over 20% per year since 2021.

YOY Dividend Growth Since 2021
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.04
$1.27
$1.55
$1.79
$2.15
2021
2022
2023
2024
2025

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 29

COMPENSATION DISCUSSION AND ANALYSIS | 2025 "SAY-ON-PAY" VOTE RESULT

Our three-year annualized total shareholder return ("TSR") for the period ending December 31, 2025 of 12.9% outpaced the median TSR of our peer group (discussed in the “Role of Market Data” section included on page 31 in this Proxy Statement).

Annualized Total Shareholder Return
50%
40%
30%
20%
10%
0%
12.9%
6.5%
23.2%
Murphy USA
Peer Group Median
S&P 500 Index

2025 “Say-on-Pay” Vote Result
The Committee carefully considered the results of our May 2025 Say-on-Pay vote on NEO compensation, in which 98.9% of the advisory votes cast were in support of the Company’s Say-on-Pay proposal and executive compensation programs for our NEOs as described in our 2025 Proxy Statement. The Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.
Throughout the past year, the Company engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation. The Company values these discussions and encourages our stockholders to provide feedback about our executive compensation programs.
Based on the results of the 2025 vote and our ongoing dialogue with our stockholders, as well as a consideration of evolving best practices, the Committee continues to examine our compensation programs to ensure alignment with stockholder interests remains strong.

COMPENSATION DISCUSSION AND ANALYSIS	|	COMPENSATION DESIGN PRINCIPLES AND GOVERNANCE PRACTICES

Compensation Design Principles and Governance Practices
The Committee intends for its compensation design principles to protect and promote our stockholders’ interests. We believe our NEO compensation programs are consistent with best practices for sound corporate governance.

WE DO	WE DO NOT
✓Pay for performance – a large majority of compensation is performance-based and at-risk
✓Mitigate undue business risk in compensation programs and perform an annual compensation risk assessment
✓Utilize an independent compensation consultant
✓Maintain stock ownership guidelines and restrict pledging for executives and Directors
✓Utilize multi-year vesting periods for annual equity-based compensation
✓Maintain a Dodd-Frank mandated clawback policy and include expanded “clawbacks” in our supplemental clawback policy and annual and long-term incentive plans, which allow for the recoupment of compensation in the event of a financial restatement as a result of negligent, intentional or gross misconduct, including both time- and performance-based awards

✗Maintain employment agreements
✗Provide excessive perquisites
✗Permit hedging transactions
✗Maintain separate change-in-control ("CIC") agreements other than with the CEO
✗ Provide excise tax gross-ups on CIC benefits
✗ Allow repricing or cash buyout of underwater options
✗ Allow current payment of dividends or dividend equivalents on unearned long-term incentives
✗Provide single trigger equity vesting for new equity awards

Role of the Committee
The Committee has responsibility for discharging the Board's responsibilities with respect to compensation of the Company’s executives. In particular, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation. In doing so, the Committee reviews all elements of the CEO’s compensation. The Committee also approves executive compensation for the Company’s other executive officers, approves and administers incentive compensation and equity-based plans, monitors compliance of directors and executive officers with Company stock ownership requirements and administers our compensation clawback policies. Pursuant to its charter, the Committee has the sole authority to retain and terminate compensation consultants, as well the sole authority to approve their fees and other terms. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. For additional information on the responsibilities of the Committee, see the “Committees–Executive Compensation Committee” section included on page 17 in this Proxy Statement.
Role of Market Data
The Committee adopted a peer group for purposes of reviewing and approving 2025 compensation. Due to the relatively small number of publicly-traded retail convenience store competitors, the group was broadened to include other companies in similar industries with which Murphy USA competes for executive talent in order to create a sufficient sample of companies against which compensation can be compared. The peer group was developed based on certain attributes including:
•Industry Sector: Direct motor fuel and convenience retailers, retailers exposed to vehicle miles traveled, and other small box, common goods retailers (e.g., quick service restaurants)

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 31

COMPENSATION DISCUSSION AND ANALYSIS | ROLE OF THE CEO IN COMPENSATION DECISIONS

•Scale of Operation: Revenue, non-fuel revenue, earnings before interest, taxes, depreciation, and amortization, market capitalization, number of employees, and store count
•Method of Operation: Company-operated sites and direct-owned real estate
The 2025 compensation peer group consists of the following companies:

• Advance Auto Parts [AAP] •Alimentation Couche-Tard [ANCTF] •Arko [ARKO] • AutoZone [AZO] • Brinker [EAT] • Casey’s General Stores [CASY] • Chipotle Mexican Grill [CMG]	•Cracker Barrel [CBRL] •Dollar General [DG] •Dollar Tree [DLTR] • Five Below [FIVE] • Foot Locker [FL] • Monro [MNRO] • O’Reilly Automotive [ORLY] •Parkland [PKIUF] • Sally Beauty [SBH] • Ulta Beauty [ULTA]
The performance peer group used to assess relative TSR performance under the Company’s PSU program was identical to the compensation peer group. However, Foot Locker and Parkland were ultimately removed from the performance peer group during 2025 as both companies were acquired during the performance period.
In addition to comparator company information, the Committee uses several industry compensation surveys to determine competitive market pay levels for the NEOs.
Base salaries and total target direct compensation for the Company’s NEOs were compared to the median of the market data to determine whether the Company’s compensation practices were in alignment with market pay levels. When making compensation-related decisions, the Committee aims to set compensation levels for executive officers based on a deliberate review of market compensation for a particular position as well as each individual’s possession of a unique skill or knowledge set, proven leadership capabilities or experience and Company performance. Based on such factors, the Committee may determine with respect to one or more individuals that it is appropriate for compensation to meet, exceed, or fall below the median of the market data for a particular compensation element or total compensation.
Role of the CEO in Compensation Decisions
The CEO periodically reviews the performance of each of the other NEOs, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Committee. The Committee can exercise its discretion to modify any recommendations and make final decisions. The CEO does not participate in Committee discussions regarding CEO compensation.

COMPENSATION DISCUSSION AND ANALYSIS | ELEMENTS OF COMPENSATION

Elements of Compensation
Our compensation program is primarily comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

ELEMENT	KEY CHARACTERISTICS	OBJECTIVES

Base Salary	• Fixed minimum level of compensation	• Reward the executive for day-to-day execution of primary duties and responsibilities
	• Reviewed annually and adjusted if and when appropriate	• Provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance

Annual Incentives	• Variable cash compensation component	• Motivate and reward NEOs for achieving annual business goals
	• Performance-based award opportunity based on annual operational and individual performance	• Align executives’ interests with the interests of stockholders
•Drive the achievement of key business results on an annual basis and recognize individual contributions

Long-term Incentives	•Variable equity-based compensation component	• Align executives’ interests with the interests of stockholders
	• Performance-based award opportunity based on long-term performance	•Reinforce the critical objective of building stockholder value over the long term
• Focus management attention upon the execution of the long-term business strategy

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 33

COMPENSATION DISCUSSION AND ANALYSIS | TARGET COMPENSATION MIX

The majority of our NEO compensation is performance-based and is issued in the form of annual and long-term incentives. Individuals in a position to influence the growth of stockholder value have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The target mix of the elements of the compensation program for the CEO and other NEOs is shown in the following charts which outline the size, in percentage terms, of each element of target compensation.
Target Compensation Mix

CEO
Other NEOs
13%
19%
69%
88%
31%
22%
47%
69%
Salary
Annual Incentives
Long-Term Incentives
Performance-Based Compensation

Base Salary
Base salary is designed to provide a competitive fixed rate of pay recognizing each employee’s level of responsibility and performance. In setting base salary levels for NEOs, the Committee considers competitive market data in addition to other factors such as duties, responsibilities, experience, individual performance, retention concerns, internal equity considerations, Company performance, general economic conditions and marketplace compensation trends.
Base salaries are reviewed annually. In 2025, the Committee increased salaries awarded to each of the NEOs to reflect performance in their role and to bring salaries closer to competitive market levels for similar positions. The salary for Ms. West was also increased in October 2025 in connection with her promotion to President of the Company.

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

The following table shows the annual base salary rates for each of the NEOs effective February 1, 2024 and February 1, 2025 (for Ms. West, as of October 23, 2025):

NAME	TITLE	2024 SALARY RATE ($)	2025 SALARY RATE ($)

R. Andrew Clyde	CEO	1,310,000	1,375,000
Mindy K. West(1)	President & COO	800,000	900,000
Donald R. Smith, Jr.(2)	Interim CFO; VP, CAO & Treasurer	390,000	415,000
Chris A. Click	EVP, Strategy, Growth & Innovation	550,000	600,000
Renee M. Bacon	SVP S&O & CMO	505,000	525,000
C. Galagher Jeff(3)	Former EVP & CFO	600,000	650,000
(1)Reflects 2025 annualized base salary rate for Ms. West effective upon her promotion to President & COO in October 2025. Actual salary received during 2025 is included in the Summary Compensation Table on page 42.
(2)Reflects 2025 base salary for Mr. Smith in his role as VP, CAO & Treasurer. Mr. Smith did not receive any additional compensation in connection with his appointment as the Company's Interim CFO
(3)Reflects 2025 annualized base salary for Mr. Jeff prior to his departure from the Company in October 2025. Actual salary received during 2025 is included in the Summary Compensation Table on page 42.

Annual Incentive Plan
We provide annual incentives for our executive officers through our Murphy USA Inc. 2019 Annual Incentive Plan, as amended and restated (the “AIP”). The primary objective of the AIP is to align corporate and individual goals with stockholder interests and Company strategy and to reward employees for their performance relative to those goals. Murphy USA targets the median of market pay levels for target annual incentive compensation.
The actual bonus earned by executives may be above or below the median of market pay levels based on actual Murphy USA performance.
The Committee reviews market data annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. No adjustments were made to the NEOs' annual bonus targets for 2025. The following table shows target bonuses as a percentage of base salary for each of the NEOs in 2025:

NAME	TITLE	TARGET BONUS AS A % OF SALARY

R. Andrew Clyde	CEO	150
Mindy K. West	President & COO	100
Donald R. Smith, Jr.(1)	Interim CFO; VP, CAO & Treasurer	50
Chris A. Click	EVP Strategy, Growth & Innovation	75
Renee M. Bacon	SVP S&O & CMO	70
C. Galagher Jeff	Former EVP & CFO	75
(1)Reflects 2025 target bonus for Mr. Smith in his role as VP, CAO & Treasurer. Mr. Smith did not receive a target bonus increase in connection with his appointment as the Company's Interim CFO.
Each NEO’s actual AIP bonus payment is determined by multiplying their target bonus amount by the corporate performance weighted performance score, as described below. The Committee has the authority to exercise negative discretion to reduce an NEO’s bonus payout based on subjective individual criteria to determine the final payout amount. The NEO’s actual AIP bonus payment may not exceed 200% of their target amount.
2025 Corporate Performance
For 2025, the AIP metrics for the Company consisted of Adjusted EBITDA, Fuel Volume, Fuel Contribution, Merchandise Contribution, and profitability as measured by Coverage Ratio. The Committee believes the combination of these metrics reflected the overall key goals and objectives for the Company for 2025.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 35

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

The Company exceeded the maximum performance level for the Coverage Ratio metric. Merchandise Contribution performance was above target but below the maximum threshold. Adjusted EBITDA results were between the minimum and target performance levels. For both Fuel Volume and Fuel Contribution, the Company’s performance was below the minimum threshold.
The following table summarizes the AIP performance metrics and corresponding weightings used in determining annual incentive award payouts for our NEOs and the weighted performance scores for each based on actual performance during 2025:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT% OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

Adjusted EBITDA ($MM)(1)	40	1,000.0	1,060.0	1,130.0	1,019.4	66.2	26.5
Fuel Volume (K-gal APSM)(2)	20	240.0	242.5	245.0	235.8	—	—
Fuel Contribution ($MM)(3)	10	1,511.0	1,580.0	1,644.0	1,488.7	—	—
Merchandise Contribution ($MM)(4)	15	855.0	865.0	875.0	869.0	139.6	20.9
Coverage Ratio (%)(5)	15	89.2	91.3	93.4	95.8	200.0	30.0
Total	100						77.4
(1)Adjusted EBITDA is computed by adding net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties, restructuring expense, and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income/loss) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, transaction and integration costs related to acquisitions and other non-operating (income) expense). Please refer to the reconciliation in Appendix A.
(2)Thousands of gallons average per store month (APSM) for all stores in full month of operation.
(3)Fuel Contribution means the overall profit (margin) made on fuel volume sold after applicable expenses are paid and is calculated (i)(A) petroleum product sales plus (B) RINs and other, less (ii) petroleum product cost of goods sold.
(4)Merchandise Contribution means the overall profit (margin) made on merchandise sales after applicable cost of goods sold.
(5)Coverage Ratio is computed by dividing Merchandise Contribution by OpEx plus allocated G&A and other expenses.
Individual Performance
In addition to the corporate performance component for 2025, the AIP permitted the Committee to exercise its discretion to adjust an NEO’s award based on the Committee’s subjective review of his or her performance relative to the achievement of the metrics outlined above, business plan execution and other qualitative results. We believe that it is important to include this component in our AIP in order to take into account NEO performance that, in the Committee’s opinion, justifies an adjustment in the amount otherwise payable to a NEO based on objective corporate performance. Overall, amounts earned under the AIP cannot exceed 200% of target. In 2025, the Committee believed that our NEOs’ individual performance was appropriately reflected in our corporate performance results. Thus, the Committee opted not to make any adjustments to the awards earned by our NEOs and payable under the AIP based on our corporate performance.
Overall Performance and Payouts
After certifying the results relative to our performance metrics and considering each individual’s contributions throughout the year, the Committee approved the following payments for our NEOs for 2025:

NAME(1)	BONUS TARGET ($)	AIP % ACHIEVED	ACTUAL BONUS ($)

R. Andrew Clyde	2,047,501	77.4	1,584,766
Mindy K. West	836,154	77.4	647,184
Donald R. Smith, Jr.	205,577	77.4	159,117
Chris A. Click	444,231	77.4	343,835
Renee M. Bacon	365,347	77.4	282,778
(1)In connection with his departure from the Company during 2025, Mr. Jeff did not receive an annual bonus for fiscal year 2025.

COMPENSATION DISCUSSION AND ANALYSIS | LONG-TERM INCENTIVE COMPENSATION

Long-Term Incentive Compensation
In 2025, we provided share based, long-term incentive compensation to our executive officers through our stockholder-approved Murphy USA Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”).
Long-term incentive levels for Murphy USA’s officers are targeted at the median of competitive market pay levels. The program provides for a variety of stock and share-based awards, including stock options and RSUs, each of which vests over a three-year period, as well as PSUs that are earned based on the Company’s achievement of two equally-weighted objective performance goals over a three-year period. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute and relative performance achieved through the use of stock options, return on average capital employed ROACE-based PSUs and relative TSR-based PSUs is appropriate and complement the performance measures we utilize under our AIP. In order for executives to fully realize their targeted opportunities, Murphy USA must both successfully achieve its long-term goals and outperform its peers.
For information regarding the Company's equity grant timing practices, please see page 55.
Effective with awards granted in 2023, outstanding equity awards will vest on a modified “double-trigger basis” in the event of a change-in-control, meaning equity awards will only accelerate in the event the award recipient experiences a qualifying termination within two years of a change-in-control or if the acquiring entity fails to assume or substitute such awards.

	STOCK OPTIONS	RESTRICTED STOCK UNITS	PERFORMANCE STOCK UNITS
Weighting	25%	25%	50%
Objectives	• Provide a direct link between executive officer compensation & the value delivered to stockholders	•Drive behaviors to create value for stockholders by linking executive compensation to stock price performance • Encourage retention
• Align executives’ interests with the interests of stockholders
• Reinforce the critical objective of building stockholder value over the long term
•Focus management attention upon the execution of the long-term business strategy

Performance Conditions	•Stock options are inherently performance-based, as option holders only realize benefits if the value of our stock increases following the grant date	•RSUs are inherently aligned with the interests of our stockholders because their ultimate value is directly linked to future appreciation in our share price	•50% - ROACE •50% - TSR relative to our performance peer group
Term	•Seven years	•Three years	•Three years
Vesting	•Vest in two equal installments on the second & third anniversaries of the grant date	•Cliff vest on the third anniversary of the grant date	•Cliff vest after three years upon certification of results
Payout	• Upon exercise, participant acquires net common shares at the previously defined exercise price	•Participant acquires unrestricted shares of common stock upon vesting
• Payment made in unrestricted shares of common stock at the end of three years upon approval of performance results by the Committee
•Payouts at 50% of target for threshold level of performance
• Maximum payouts capped at 200% of target

Dividends	• N/A	• Dividend equivalent units are accumulated during the three-year vesting period & pay out only if the underlying RSUs vest	•Dividend equivalent units are accumulated during the performance period & pay out only to the extent that the underlying PSUs vest & are earned

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 37

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYEE BENEFITS AND PERQUISITES

Performance Stock Units
Vesting for 50% of the PSUs granted in 2025 will be based on Murphy USA’s TSR performance between 2025 and 2027 relative to the Company’s performance peer group (which is the same as the compensation peer group on page 32 with the exception of Foot Locker and Parkland which were removed from the group following their acquisitions during 2025). The Committee considers relative TSR an appropriate metric as it aligns the pay for our officers to the appreciation (or reduction) our stockholders receive in their investment in Murphy USA. TSR achievement and corresponding payout levels are as follows:

ACHIEVEMENT LEVEL	PERCENTILE RANK RELATIVE TO PEERS	PAYOUT % OF TARGET(1)

Maximum	≥75th	200
Target	50th	100
Threshold	25th	50
Below Threshold	<25th	0
(1)Payout will be interpolated on a linear basis for performance between levels of achievement.

Vesting for the remaining 50% of the PSUs granted in 2025 will be based on Murphy USA’s three-year average ROACE performance between 2025 and 2027 as compared to the Company’s three-year ROACE target set by the Committee at the beginning of the performance period.
Earned Amounts of 2023 to 2025 Annual PSUs
In February 2026, the Committee certified the performance results for the 2023 PSUs for the three-year performance period that ended December 31, 2025. Under the provisions of these awards, the PSUs were subject to two equally-weighted metrics, ROACE and TSR relative to our peer group. As a result of the Company’s strong performance, the PSUs were earned at 165.3% of target.
The following table summarizes the performance metrics and corresponding weightings used in determining the number of PSUs earned and the weighted performance scores for each based on actual performance during the three-year period:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT % OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

ROACE (%)	50	19.8	23.1	24.8	23.6	130.6	65.3
Relative TSR (Percentile Rank)	50	25ᵗʰ	50ᵗʰ	75ᵗʰ	80.0	200.0	100.0
Total	100						165.3%

Employee Benefits and Perquisites
Murphy USA’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include a qualified defined contribution plan (401(k)) (“Savings Plan”), health insurance, life insurance, accidental death and dismemberment insurance, medical and dental insurance, vision insurance and long-term disability insurance.
The purpose of the Savings Plan, a tax-qualified defined contribution retirement plan, is to provide retirement benefits for all the employees of Murphy USA who participate. All employees are allowed to contribute on a pre-tax basis up to 40 percent of their eligible pay. The Company matches contributions, dollar-for-dollar, up to the first six percent of base pay. Participating employees, including the NEOs, are immediately vested in all employee and Company-matched contributions.

Murphy USA provides a Supplemental Executive Retirement Plan (“Murphy USA SERP”), a nonqualified deferred compensation plan, to eligible executives, including the NEOs. The Murphy USA SERP is intended to restore qualified defined contribution (Savings Plan and annual retirement contribution) plan benefits restricted under the Internal Revenue Code of 1986 (the “IRC”) to certain highly-compensated individuals. The Company funds the Murphy USA SERP through the use of a rabbi trust. The Company’s obligations under the Murphy USA SERP are recorded in the financial statements and in the event of the Company’s bankruptcy or insolvency, the assets held by the rabbi trust could become subject to the claims of the Company’s creditors.
Murphy USA offers limited perquisites to our NEOs consistent with those offered by our peer group. To maximize productivity during travel time of our CEO,

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

the Board has authorized up to 50 hours annually of personal use of Company aircraft for our CEO as part of the total compensation package. The value of such personal use is periodically reported to the Committee and is reported as taxable income to the CEO, with no income tax assistance or gross-ups provided by the Company.
Reportable values for such personal use are based on the incremental costs to the Company, as provided in the “All Other Compensation” column of the Summary Compensation Table included on page 42 in this Proxy Statement.
Other Policies
CEO Severance and Change-in-Control Protection
The Company has not entered into any employment, CIC or termination agreements with its NEOs, other than with the CEO.
In connection with her promotion to CEO and consistent with the Company's practice for its CEO, effective January 1, 2026, the Company entered into a Severance Protection Agreement (the “SPA”) with Ms. West. The SPA provides Ms. West with certain severance benefits if her employment is terminated under certain circumstances within 24 months following a CIC. If Ms. West’s employment is terminated by Murphy USA “without cause” or by Ms. West for “good reason” within this 24-month window following a CIC (in each case, as defined in the SPA), Ms. West will be entitled to her earned but unpaid compensation, a lump-sum severance payment equal to two times the sum of her base salary (or if greater, the highest rate in effect at any time during the 90-day period before the change-in-control) and target annual bonus, and continued life, accident and health insurance benefits for 24 months following her termination. Ms. West will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless Ms. West would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). Pursuant to the SPA, Ms. West will be subject to a confidentiality covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.
The Company was previously a party to an SPA with Mr. Clyde in connection with his former role as CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil. In connection with his retirement from the position of President and CEO, Mr. Clyde will not receive any benefits under the SPA.

Clyde Transition and Advisory Services Agreement

In order to ensure a smooth and orderly transition of his duties to Ms. West, the Company entered into a Transition and Advisory Services Agreement (the "Transition Agreement") with Mr. Clyde. Under the Transition Agreement, Mr. Clyde continued employment with Murphy USA as a non-executive employee through February 28, 2026 (the "Transition Date"), and will continue to serve as a non-employee advisor to the Company from the Transition Date through February 28, 2027 (the "Advisory Services Period"). As a non-executive employee, Mr. Clyde continued to receive his annual base salary and employee benefits through the Transition Date. During the Advisory Services Period, Mr. Clyde will receive a consulting fee equal to his annual base salary rate as in effect as of his retirement date payable in monthly installments. As a non-executive employee, Mr. Clyde is not eligible to receive any additional equity awards nor is he eligible to participate in the 2026 AIP. Mr. Clyde's outstanding equity incentive awards will be treated in accordance with their existing terms. In addition, under the terms of Mr. Clyde’s Transition Agreement, Mr. Clyde will be subject to non-competition and non-solicitation restrictions during the 18-month period following the date of his transition to the advisor role and perpetual confidentiality restrictions.

"Double-Trigger" Equity Acceleration
Effective with awards granted in 2023 under the 2023 Plan, in the event of a CIC, outstanding equity awards which are assumed or replaced by the acquiring entity will vest in the event the award recipient experiences a qualifying termination within two years of a CIC or if the acquiring entity fails to assume or substitute such awards (commonly referred to as a modified "double-trigger" basis). For awards granted prior to 2023, under the terms of the 2013 Long-Term Incentive Plan, as amended and restated effective as of February 9, 2017, unless otherwise set forth in an applicable award agreement, in the event of a CIC, all outstanding equity awards will vest, become immediately exercisable or payable and have all restrictions lifted. Any performance-based awards will be paid assuming the target level of performance.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 39

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

Jeff Separation Agreement
In connection with his departure from the Company in 2025, Mr. Jeff entered into a separation agreement which provided for payment of his accrued benefits in exchange for a release of claims in favor of the Company. Pursuant to his separation agreement, Mr. Jeff is subject to perpetual confidentiality and non-disparagement covenants and non-solicitation covenants for two years following his separation. All unvested equity awards held by Mr. Jeff were forfeited pursuant to their terms.
Stock Ownership Guidelines
To further align the interests of our officers with those of our stockholders, the Board expects all officers to display confidence in the Company through the ownership of a significant amount of our stock. Under these guidelines as set forth in the Company’s Corporate Governance Guidelines, officers, including our NEOs, are expected to hold Murphy USA common stock having a value that is equivalent to a multiple of each officer’s annualized base salary within five years of assuming their position or, in some cases, a shorter period of time as determined by the Executive Compensation Committee. The targeted multiples vary among the executives depending upon their position:
•CEO: 5x annual salary
•EVPs: 3x annual salary
•SVPs: 2x annual salary
•VPs: 1x annual salary
Because the stock ownership guidelines are a multiple of each officer’s annualized salary, the value that must be maintained will increase proportionally with salary increases. Officers are expected to achieve targets within five years of assuming their positions. Shares owned directly by the officers, including shares underlying RSUs, those owned indirectly, assuming the officer has an economic interest in the shares, and shares held through our employee benefit plans, including the Savings Plan and deferred compensation plan for executives, are included in calculating ownership levels. Shares underlying stock options and unearned PSUs do not count toward the ownership guidelines. At December 31, 2025, all of our NEOs had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.
Likewise, each non-employee director of our Board is expected to achieve ownership of at least three times their annual cash retainer within five years of service as discussed in the Non-Employee Director Stock
Ownership Guidelines and Pledging section of this Proxy Statement on page 20. At December 31, 2025, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.
The Committee will periodically assess these guidelines, monitor director and executive officer ownership levels relative to these guidelines and make recommendations as appropriate.
Pledging Policy
A director or executive officer may not pledge Company securities, including by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the Corporate Governance Guidelines. Once such stock ownership target has been achieved, such director or executive officer is permitted to pledge Company securities in compliance with applicable law, so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Corporate Secretary and to the Board in advance of such pledging. All of our directors and executive officers are in compliance with our pledging policy.
Prohibition on Hedging
To ensure that Murphy USA directors and executive officers, including our NEOs, bear the full risks of Murphy USA common stock ownership, the Company has adopted a policy that prohibits all directors, officers and employees from entering into hedging transactions that are designed to hedge or speculate on any change in the market value of the Company’s securities.
Recoupment and Clawback Policy
In August 2023, the Board adopted a Dodd-Frank Act mandated compensation recovery, or "clawback," policy, providing for the recovery of applicable incentive-based compensation from current and former Section 16 officers of the Company in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding New York Stock Exchange listing standards.
In addition, our officers are subject to our Supplemental Compensation Recoupment Policy and recoupment provisions in the AIP, 2013 Long-Term

COMPENSATION DISCUSSION AND ANALYSIS | ROLE OF THE COMPENSATION CONSULTANT

Incentive Plan and the 2023 Omnibus Incentive Plan in the case of certain forfeiture events. Pursuant to such arrangements, if the Company restates its financial statements as a result of negligent, intentional or gross misconduct by the recipient, the Committee may, in its discretion, require that the recipient reimburse the Company with respect to certain cash and/or equity incentive compensation, including both time- and performance-based equity awards. In addition, pursuant to the Company's Supplemental Compensation Recoupment Policy, if the Company restates its financial statements, the Committee may, in its discretion, recoup excess incentive-based compensation from certain senior employees. These misconduct clawback provisions are in addition to our Dodd-Frank Act clawback policy. In addition to the clawback policies described above, our CEO and CFO are subject to any clawbacks that may be required under the Sarbanes-Oxley Act of 2002.
Tax Policy
Section 162(m) of the IRC generally limits the tax deductibility of compensation paid to NEOs to $1 million annually.
The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, emphasizing our pay for performance philosophy, including the payment of compensation that is subject to the deduction limits under Section 162(m).
Role of the Compensation Consultant
The Committee has retained Mercer (US) LLC (“Mercer”) as its independent compensation consultant. Mercer provides executive and director compensation consulting services to the Committee, regularly attends Committee meetings, reports directly to the Committee on matters relating to compensation for our NEOs and participates in executive sessions without management present. Mercer provides advice and analyses to the Committee on the design and level of executive and director compensation. In connection with their services to the Committee, Mercer works with executive management and the corporate human resources team as directed by the Committee to formalize proposals for the Committee. The Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer’s work for the Committee does not raise any conflicts of interest.
Compensation-Based Risk Assessment
In February 2026, the Committee completed a review of the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
Executive Compensation Committee:
Claiborne P. Deming (Chair)
David L. Goebel
James W. Keyes
Michael G. Kulp
Diane N. Landen
David B. Miller
R. Madison Murphy
Jack T. Taylor

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 41

EXECUTIVE COMPENSATION

Further information with respect to the compensation paid to the NEOs is set forth in the following tables:
2025 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)
R. Andrew Clyde(1) CEO	2025	1,365,001	—	6,386,072	1,879,654	1,584,766	—	546,608	11,762,101
	2024	1,255,614	—	6,425,135	1,914,913	1,018,931	—	462,583	11,077,176
	2023	1,268,963	—	4,928,555	1,531,569	2,430,808	—	398,234	10,558,129
Mindy K. West(1) President & COO	2025	836,154	—	2,073,400	616,280	647,184	53,148	199,687	4,425,853
	2024	760,385	—	1,896,860	564,018	401,225	—	233,773	3,856,261
	2023	747,917	—	1,071,425	336,414	816,277	66,737	204,725	3,243,495
Donald R. Smith Jr.(2) Interim CFO; VP, CAO & Treasurer	2025	411,154	—	331,744	92,442	159,117	758	94,304	1,089,519

Chris A. Click EVP Strategy, Growth & Innovation	2025	592,308	—	829,360	231,105	343,835	—	112,936	2,109,544
	2024	515,161	—	745,195	228,293	206,908	—	103,974	1,799,531
	2023	466,667	—	471,427	150,501	419,440	—	87,952	1,595,987
Renee M. Bacon SVP S&O & CMO	2025	521,924	—	580,552	169,477	282,778	—	130,035	1,684,766
	2024	483,587	—	608,697	174,083	183,135	—	118,256	1,567,758
	2023	482,917	—	514,284	150,501	434,046	—	109,616	1,691,364
C. Galagher Jeff(2) Former EVP & CFO	2025	597,933(8)	—	912,296	261,919	—	—	38,140	1,810,288
	2024	476,539	420,000(9)	804,563	227,520	193,356	—	150,351	2,272,329

(1)Effective December 31, 2025, Mr. Clyde retired as the Company’s CEO and from the Board of Directors. Effective October 23, 2025, Ms. West, the Company's EVP and COO, was appointed to also serve as the Company's President and, effective January 1, 2026, was appointed as the Company’s CEO and a member of the Board of Directors. In connection with her appointment to President of the Company, Ms. West's salary was increased from $830,000 to $900,000.
(2)Mr. Jeff departed the Company effective October 14, 2025 and, effective as of such date, Mr. Smith, the Company's VP, CAO and Treasurer was appointed to also serve as the Company's interim CFO.
(3)The amounts shown represent the grant-date fair value of both PSU, RSU and dividend equivalent unit awards granted in 2023, 2024 and 2025 as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023, December 31, 2024, and December 31, 2025. Amounts shown relating to PSUs and related dividend equivalent units were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. For the 2025 grant, if the maximum payout were shown for the PSUs and related dividend equivalent units, the expense amounts that would be recognized would be: $6,386,072 for Mr. Clyde, $2,073,400 for Ms. West, $331,744 for Mr. Smith, $829,360 for Mr. Click, $580,552 for Ms. Bacon, and $912,296 for Mr. Jeff, although the value of the actual payout to the NEO would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSUs and related dividend equivalent units would be reduced to zero. The RSUs and related dividend equivalent units generally vest three years from the date of grant of the RSUs. The PSUs and related dividend equivalent units vest three years from the date of grant of the PSUs based on the Company’s performance relative to two equally-weighted metrics, ROACE and TSR relative to its peers. There is no assurance that the value realized by the NEO will be at or near the value included in the table.
(4)The amounts shown represent the grant-date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023, December 31, 2024, and December 31, 2025. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by each NEO will be at or near the value disclosed.
(5)Amounts shown for 2025 reflect payments under our AIP, which were paid in March 2026. Amounts shown for 2024 reflect payments under our AIP, which were paid in March 2025. Amounts shown for 2023 reflect payments under our AIP, which were paid in March 2024.
(6)The amounts shown in this column reflect for Ms. West and Mr. Smith the annual change in accumulated benefits under their accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. See Pension Benefits Table included on page 47 in this Proxy Statement for more information. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings. See the 2025 Non-qualified Deferred Compensation Table included on page 48 in this Proxy Statement for more information. Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column.

EXECUTIVE COMPENSATION | 2025 SUMMARY COMPENSATION TABLE

(7)We offer limited perquisites to our NEOs which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, comprise the All Other Compensation column. In 2025, the total amounts were as follows:

NAME	TOTAL CONTRIBUTION TO DC PLANS(a) ($)	TERM LIFE(b) ($)	OTHER(c) ($)

R. Andrew Clyde	413,536	636	132,436
Mindy K. West	189,936	636	9,115
Donald R. Smith, Jr.	67,279	636	26,389
Chris A. Click	100,961	636	11,339
Renee M. Bacon	95,492	636	33,907
C. Galagher Jeff	32,126	514	5,500
(a)Company contributions to qualified and nonqualified defined contribution plans.
(b)Benefit attributable to Company-provided term life insurance policy.
(c)Amounts reported in this column for 2025 for our NEOs reflect the following: (A) for Mr. Clyde, the amount shown includes (i) $96,221 for personal use of corporate aircraft based on the aggregate incremental cost to the Company (as described below), (ii) $35,200 of Company contributions made on his behalf to charitable organizations under the Company’s gift matching program, and (iii) supplemental insurance premiums; (B) for Mr. Smith, the amount shown includes (i) $14,188 of financial services assistance (inclusive of tax equalization payments relating thereto), (ii) $6,841 of Company contributions made on his behalf to charitable organizations under the Company’s gift matching program, (iii) $4,345 of Company paid country club membership fees (inclusive of tax equalization payments relating thereto) and (iv) supplemental insurance premiums; (C) for Mr. Click, the amount shown includes (i) $4,603 relating to the cost of an annual executive physical, (ii) $5,720 of Company contributions made on his behalf to charitable organizations under the Company’s gift matching program, and (iii) supplemental insurance premiums; and (D) for Ms. Bacon, the amount shown includes (i) $23,550 of Company contributions made on her behalf to charitable organizations under the Company’s gift matching program, (ii) $5,000 for the value associated with personal use of a company vehicle, (iii) $4,342 relating to the cost of an annual executive physical and (iv) supplemental insurance premiums. The aggregate incremental cost to the Company relating to personal use of the corporate aircraft is calculated by multiplying, for each trip, the statutory miles times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines.
(8)The amount of Mr. Jeff's base salary for 2025 includes the payment of Mr. Jeff's accrued but unused vacation in the amount of $62,500 in connection with his departure during 2025.
(9)The amount reported represents a one-time cash bonus in the amount of $420,000, intended as "make whole" compensation for the estimated value of cash compensation that Mr. Jeff forfeited in connection with his departure from his prior employer.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 43

EXECUTIVE COMPENSATION | GRANTS OF PLAN-BASED AWARDS IN 2025

Grants of Plan-Based Awards in 2025
The following table provides information regarding both equity and non-equity incentive plan awards granted to each NEO during 2025. All awards are described in more detail in the Compensation Discussion and Analysis section beginning on page 27 in this Proxy Statement.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT- DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

R. Andrew Clyde		1,023,751	2,047,501	4,095,002
	02/12/25				3,850	7,700	15,400				4,491,025
	02/12/25							3,850			1,895,047
	02/12/25								12,200	492.22	1,879,654

Mindy K. West		418,077	836,154	1,672,308
	02/12/25				1,250	2,500	5,000				1,458,125
	02/12/25							1,250			615,275
	02/12/25								4,000	492.22	616,280

Donald R. Smith, Jr.		102,789	205,577	411,154
	02/12/25				200	400	800				233,300
	02/12/25							200			98,444
	02/12/25								600	492.22	92,442

Chris A. Click		222,116	444,231	888,462
	02/12/25				500	1,000	2,000				583,250
	02/12/25							500			246,110
	02/12/25								1,500	492.22	231,105

Renee M. Bacon		182,674	365,347	730,694
	02/12/25				350	700	1,400				408,275
	02/12/25							350			172,277
	02/12/25								1,100	492.22	169,477

C. Galagher Jeff		200,788	401,575	803,150
	02/12/25				550	1,100	2,200				641,575
	02/12/25							550			270,721
	02/12/25								1,700	492.22	261,919
(1)Threshold and maximum awards are based on the provisions in our AIP. Actual awards earned can range from 0 to 200 percent of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2025 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” included in this Proxy Statement.
(2)Threshold and maximum awards are based on the provisions of the PSU award agreements. Actual PSU awards earned can range from 0 to 200 percent of the target awards.
(3)Amounts reflect time-based RSUs, which generally cliff-vest three years after their grant date.
(4)The amounts in this column in respect of the RSUs, PSUs and stock option awards reflect their aggregate grant-date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column in respect of the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, which is at the target level, in accordance with FASB ASC Topic 718. For option awards, these amounts represent the grant-date fair value of the option awards using a Black-Scholes-Merton based methodology. The actual value realized by each NEO for these annual equity awards depends on market prices at the time of exercise. There is no assurance that the value realized by each NEO will be at or near the value included in the table. Assumptions used in the calculation of these amounts are more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

EXECUTIVE COMPENSATION | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2025

Outstanding Equity Awards at Fiscal Year End 2025
The following table illustrates outstanding Murphy USA annual equity awards (stock options, RSUs and PSUs) for each NEO as of December 31, 2025.

		OPTION AWARDS				STOCK AWARDS
NAME(1)	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION (MM/DD/YY) DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) ($)
R. Andrew Clyde(7)	02/05/20	35,600	—	106.72	02/05/27
	02/10/21	36,600	—	126.00	02/10/28
	02/09/22	25,900	—	181.18	02/09/29
	02/08/23	8,650	8,650	263.48	02/08/30
	02/14/24	—	14,300	391.54	02/14/31
	02/12/25	—	12,200	492.22	02/12/32
	02/08/23					5,833	2,353,732
	02/14/24					4,795	1,934,878
	02/12/25					3,871	1,562,026
	02/08/23					19,282(6)	7,780,673
	02/14/24							19,180	7,739,514
	02/12/25							15,484	6,248,104
Mindy K. West	02/06/19	8,000	—	76.15	02/06/26
	02/05/20	9,200	—	106.72	02/05/27
	02/10/21	9,100	—	126.00	02/10/28
	02/09/22	5,600	—	181.18	02/09/29
	02/08/23	1,900	1,900	263.48	02/08/30
	02/15/24	—	4,200	392.66	02/15/31
	02/12/25	—	4,000	492.22	02/12/32
	02/08/23					1,269	512,067
	02/14/24					1,414	570,577
	02/12/25					1,257	507,225
	02/08/23					4,191(6)	1,691,152
	02/14/24							5,656	2,282,309
	02/12/25							5,028	2,028,899
Donald R. Smith, Jr.	02/10/21	2,000	—	126.00	02/10/28
	02/09/22	1,200	—	181.18	02/09/29
	02/08/23	450	450	263.48	02/08/30
	02/14/24	—	800	391.54	02/14/31
	02/12/25	—	600	492.22	02/12/32
	02/08/23					305	123,074
	02/14/24					253	102,091
	02/12/25					202	81,511
	02/08/23					1,005(6)	405,538
	02/14/24							1,012	408,362
	02/12/25							808	326,044

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 45

EXECUTIVE COMPENSATION | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2025

		OPTION AWARDS				STOCK AWARDS
NAME(1)	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION (MM/DD/YY) DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) ($)
Chris A. Click	02/09/22	1,200	—	181.18	02/09/29
	02/08/23	850	850	263.48	02/08/30
	02/15/24	—	1,700	392.66	02/15/31
	02/12/25	—	1,500	492.22	02/12/32
	02/08/23					558	225,164
	02/15/24					556	224,357
	02/12/25					503	202,971
	02/08/23					1,843(6)	743,687
	02/15/24							2,224	897,428
	02/12/25							2,012	811,882
Renee M. Bacon	02/09/22	2,600	—	181.18	02/09/29
	02/08/23	850	850	263.48	02/08/30
	02/14/24	—	1,300	391.54	02/14/31
	02/12/25	—	1,100	492.22	02/12/32
	02/08/23					609	245,744
	02/14/24					455	183,602
	02/12/25					352	142,039
	02/08/23					2,011(6)	811,479
	02/14/24							1,820	734,406
	02/12/25							1,408	568,156
(1)In connection with Mr. Jeff's departure from the Company, effective as of October 14, 2025, all of his outstanding equity awards were forfeited in accordance with their terms, and thus, Mr. Jeff did not hold any outstanding equity awards as of December 31, 2025.
(2)Stock options vest 50 percent on the two-year anniversary of the original grant date with the remaining 50 percent vesting on the three-year anniversary of the original grant date. All options expire seven years after the original grant date.
(3)RSUs generally vest on the three-year anniversary of the date on which they were originally granted.
(4)Value was determined based on a December 31, 2025 closing stock price of $403.52 per share.
(5)The amounts shown represent the number of outstanding PSUs that remain subject to performance conditions. These numbers represent PSUs that each NEO would receive assuming the performance conditions are achieved at maximum (200 percent). The actual numbers of PSUs earned at the end of the performance period will be based on Company performance. To the extent earned, these outstanding PSUs will cliff-vest on the three-year anniversary of the grant date once results have been certified.
(6)Reflects the number of PSUs determined to be earned for the performance period ended December 31, 2025, which were vested and settled early in 2026.
(7)Effective as of December 31, 2025, Mr. Clyde retired as the Company’s CEO and from the Board of Directors. Mr. Clyde's equity incentive awards will be treated in accordance with their existing terms.

EXECUTIVE COMPENSATION | OPTION EXERCISES AND STOCK VESTED IN 2025

Option Exercises and Stock Vested in 2025
The following table summarizes the value received by each NEO from stock option exercises and stock grants that vested during 2025.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(2) ($)

R. Andrew Clyde	22,300	7,093,184	37,011	18,027,922
Mindy K. West	4,100	1,241,480	7,858	3,827,607
Donald R. Smith, Jr.	—	—	1,773	863,627
Chris A. Click	—	—	3,548	1,728,223
Renee M. Bacon	—	—	3,548	1,728,223
C. Galagher Jeff	—	—	—	—
(1)The value shown reflects the pre-tax gain realized upon the exercise of options, which is the difference between the fair market value on the date of exercise and the exercise price of the options.
(2)The amounts shown in this column reflect the pre-tax gain realized upon vesting of RSUs and PSUs, which is the fair market value of the shares on the date of vesting.
2025 Pension Benefits Table
The following table presents the value of the frozen accrued benefits of the NEOs under the defined benefit portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off. Murphy Oil remains responsible for all accrued benefits to our NEOs under the tax-qualified Murphy Oil Retirement Plan.

NAME	PLAN NAME(1)	NUMBER OF YEARS OF CREDITED SERVICE(2) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

R. Andrew Clyde	—	—	—	—
Mindy K. West	Murphy USA Supplemental Executive Retirement Plan	17.247	792,083	—
Donald R. Smith, Jr.	Murphy USA Supplemental Executive Retirement Plan	1.997	10,958	—
Chris A. Click	—	—	—	—
Renee M. Bacon	—	—	—	—
C. Galagher Jeff	—	—	—	—
(1)Liabilities for benefits accrued for NEOs and other executive employees under the defined contributions portion of the Murphy Oil SERP were transferred to the Murphy USA SERP effective on the date of the Spin-Off and are included in the “2025 Non-Qualified Deferred Compensation Table” that follows.
(2)The number of years of credited service reflects the frozen number of years of service credited under the Murphy Oil SERP through the date of the Spin-Off.
The accrued benefits presented above are based on a final-average-earnings calculation. Frozen final average earnings which could not be included under a tax-qualified retirement plan were as follows: for Ms. West, $286,153 and for Mr. Smith $41,103. The following assumptions were used in determining the present value amounts at December 31, 2025:
•Discount Rate – 5.7%
•Mortality Table – Pri-2012 White Collar Amount-Weighted Mortality Table projected generationally with MP-2021 mortality improvement scale
•Assumed retirement date at age 62

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 47

EXECUTIVE COMPENSATION | 2025 NON-QUALIFIED DEFERRED COMPENSATION TABLE

2025 Non-Qualified Deferred Compensation Table
The following table includes the value of the accrued benefits of the NEOs under the defined contribution portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off, as well as the benefits accrued by the NEOs under the Murphy USA SERP from the date of the Spin-Off, through December 31, 2025.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE(2) ($)

R. Andrew Clyde	313,950	360,972	(1,667,809)	—	12,465,362
Mindy K. West	66,893	141,522	462,863	—	3,065,038
Donald R. Smith, Jr.	24,670	20,260	22,878	—	821,819
Chris A. Click	11,847	51,482	30,772	—	241,290
Renee M. Bacon	31,316	48,341	272,101	—	2,121,350
C. Galagher Jeff	49,975	28,641	14,933	—	115,542
(1)The executive contributions in the last fiscal year have been included in the “Salary” column for the NEO in the 2025 Summary Compensation Table.
(2)The registrant contributions in the last fiscal year have been included in the “All Other Compensation” for the NEO in the 2025 Summary Compensation Table.
Potential Payments Upon Termination or Termination in Connection with a Change-in-Control
The Company does not have employment, CIC or termination agreements with its NEOs other than the SPA with the CEO. Effective with annual equity awards granted in 2023, in the event of a CIC, all outstanding equity awards which are assumed or replaced by the acquiring entity will not vest unless the award recipient also experiences a qualifying termination within two years of a CIC commonly referred to as a "modified double-trigger" basis. However, for awards granted prior to 2023, upon a CIC, all outstanding equity awards shall vest and become immediately exercisable or payable, or have all restrictions lifted that apply to the type of award, with any performance-based awards being paid at the target level of performance.
For a description of the SPA with our current CEO, please see page 39 above.
"Double-Trigger" Equity Acceleration
Pursuant to the terms of the applicable annual equity award agreements, the NEOs are entitled to accelerated vesting of all or a portion of their outstanding annual equity awards in the event of certain qualifying terminations of employment outside the context of a CIC. These termination provisions are consistent with the termination provisions included in annual equity awards with non-NEO award recipients. In the event of an NEO’s involuntary termination without cause, RSUs granted in 2023 or later will accelerate on a pro-rata basis and all other unvested annual equity awards (including options, PSUs and RSUs granted prior to 2023) will be forfeited. In the event of an NEO’s termination due to death or disability, (i) RSUs granted in 2023 or later will accelerate in full and all other unvested RSUs (including those granted prior to 2023) will accelerate on a pro-rata basis, (ii) PSUs will vest on a pro-rata basis, subject to actual performance measured at the end of the applicable performance period, and (iii) stock options granted in 2023 or later will accelerate in full and all other unvested stock options (including unvested stock options granted prior to 2023) will be forfeited. In the event of an NEO’s retirement, then (i) RSUs granted in 2023 or later will accelerate in full so long as such retirement is more than one year from the grant date (or else the award is forfeited), and all other unvested RSUs (including RSUs granted prior to 2023) will accelerate on a pro-rata basis, (ii) PSUs will vest on a pro-rata basis, subject to actual performance measured at the end of the applicable performance period, and (iii) stock options granted in 2023 or later will accelerate in full (so long as such retirement is more than one year from the grant date (or else the award is forfeited)) and all other unvested stock options (including unvested stock options granted prior to 2023) will be forfeited.
The Company has no other agreement, contract, plan or arrangement, written or unwritten, that provides for potential payments to any other NEOs upon termination or a CIC.

EXECUTIVE COMPENSATION	|	POTENTIAL PAYMENTS UPON TERMINATION OR TERMINATION IN CONNECTION WITH A CHANGE-IN-CONTROL

The following table presents estimated amounts that would have been payable to our NEOs if the described event had occurred on December 31, 2025, the last business day of the last fiscal year.
Benefits that would be available generally to all salaried employees are not included in the amounts shown.

NAME(1)	CATEGORY	CHANGE OF CONTROL (NO QUALIFIED TERMINATION) ($)	QUALIFIED TERMINATION WITH A CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)	TERMINATION WITHOUT CAUSE ($)

R. Andrew Clyde	Severance(2)	—	—	—	—	—
	Non-Equity Compensation(3)	1,584,766	1,584,766	1,584,766	1,584,766	1,584,766
	Unvested & Accelerated(4)
	Full Value Awards	—	17,550,688	13,853,645	12,291,698	4,001,708
	Stock Options	—	1,382,660	1,382,660	1,382,660	—
Mindy K. West	Non-Equity Compensation(3)	647,184	647,184	647,184	647,184	647,184
	Unvested & Accelerated(4)
	Full Value Awards	—	4,766,976	3,622,733	3,115,607	1,016,870
	Stock Options	—	311,688	311,688	311,688	—
Donald R. Smith, Jr.	Non-Equity Compensation(3)	159,117	159,117	159,117	—	159,117
	Unvested & Accelerated(4)
	Full Value Awards	—	917,286	723,809	—	209,023
	Stock Options	—	72,602	72,602	—	—
Chris A. Click	Non-Equity Compensation(3)	343,835	343,835	343,835	—	343,835
	Unvested & Accelerated(4)
	Full Value Awards	—	1,955,972	1,500,190	—	424,100
	Stock Options	—	137,496	137,496	—	—
Renee M. Bacon	Non-Equity Compensation(3)	282,778	282,778	282,778	—	282,778
	Unvested & Accelerated(4)
	Full Value Awards	—	1,712,623	1,369,844	—	399,485
	Stock Options	—	134,608	134,608	—	—
(1)Mr. Jeff is not included in the above table due to his departure from the Company, effective as of October 14, 2025, and therefore was not eligible for any potential payment upon termination or in connection with a change-in-control occurring as of December 31, 2025. For more information regarding the separation agreement he entered into in connection with his departure, please see page 40 of this Proxy Statement.
(2)Effective December 31, 2025, Mr. Clyde retired from his role as CEO, and did not receive any severance in connection with such retirement, nor is he entitled to any change-in-control payments under his SPA. Additionally, Mr. Clyde is not entitled to any severance benefits nor change-in-control payments pursuant to the Transition Agreement, other than continued vesting of his outstanding equity awards.
(3)Non-equity compensation is calculated under the terms of the AIP. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2025.
(4)Reflects accelerated vesting of unvested equity awards under the applicable scenario, as described in more detail above.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 49

EXECUTIVE COMPENSATION | 2025 PAY RATIO DISCLOSURE

2025 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2025:
•the median of the annual total compensation of all of our employees (except our Chief Executive Officer) was $19,571; our median employee is a part-time store employee;
•the annual total compensation of our Chief Executive Officer was $11,762,101; and
•the ratio of these two amounts was 601 to 1; we believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying Our “Median Employee"
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected our "median employee" as of December 31, 2025, from our employee population of 16,838 individuals. As a marketer of retail motor fuel products and convenience merchandise through retail stores, over one-half of our employee population on this date was comprised of part-time employees.
To identify our “median employee” from our total employee population, we compared our employees’ total cash compensation for 2025 (which included base wages and any additional cash awards). In making this determination, we annualized the compensation of full-time and part-time employees who were hired in 2025 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.
Determination of Annual Total Compensation of Our “Median Employee” and Our CEO
Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the 2025 Summary Compensation Table on page 42 of this Proxy Statement).
Our Chief Executive Officer's annual total compensation for 2025 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table.
Pay Versus Performance
The following table sets forth the compensation for our Principal Executive Officer (“PEO” or “CEO”) and the average compensation for our other NEOs (non-PEO NEOs), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for of the years ended December 31, 2025, 2024, 2023, 2022 and 2021. The table also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, Net Income and our Company Selected Measure, Adjusted EBITDA, over these years in accordance with SEC rules.
Murphy USA’s compensation program is focused on aligning pay with performance. Adjusted EBITDA, which encompasses all the moving parts of our business, serves as the largest component of the AIP, and half of our PSU program, and is a driving factor in ROACE. For detail on our executive compensation programs, see the Compensation Discussion and Analysis section beginning on page 27.
CAP, like compensation disclosed in the SCT, does not necessarily reflect the target value of compensation as approved by our Executive Compensation Committee or value of compensation realized by our executives based on Company and individual performance. Our Executive Compensation Committee has not used CAP as a basis for making compensation decisions. In addition, a significant portion of the CAP amounts shown relate to changes in values of unvested awards since they were awarded due to changes in our stock price. These unvested awards remain subject to significant risk from forfeiture conditions and possible future changes in value based on changes in our stock price. As described in detail in the Compensation Discussion

EXECUTIVE COMPENSATION | PAY VERSUS PERFORMANCE

and Analysis, our PSUs are subject to multi-year performance conditions tied to two performance metrics and all of our annual equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested annual equity awards, if any, will not be determined until the awards fully vest. Please refer to the Compensation Discussion and Analysis for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1) ($)	COMPENSATION ACTUALLY PAID TO PEO(2) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs(3) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs(4) ($)	TOTAL SHAREHOLDER RETURN(5) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN(5) ($)	NET INCOME (IN MILLIONS)(6) ($)	ADJUSTED EBITDA (IN MILLIONS)(7) ($)

2025	11,762,101	(6,283,374)	2,223,994	(293,153)	316.64	143.95	470.6	1,019.4
2024	11,077,176	34,569,788	2,205,474	4,867,595	434.92	188.41	502.5	1,006.8
2023	10,558,129	24,863,240	2,034,908	4,042,881	308.75	168.04	556.8	1,058.5
2022	10,357,375	30,079,550	2,014,941	4,755,789	242.30	138.26	672.9	1,190.9
2021	8,638,157	26,515,786	1,929,664	3,839,836	171.82	202.49	396.9	828.0

(1)Compensation for our PEO, R. Andrew Clyde, reflects the amounts reported in the “Summary Compensation Table” for the respective years.
(2)The dollar amounts shown in this column reflect “compensation actually paid” for the PEO calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to the individual during the applicable years. The adjustments made to Mr. Clyde’s total compensation for each year to determine CAP are shown in tables below. For information regarding the decisions made by our Executive Compensation Committee in regards to the Mr. Clyde’s compensation for fiscal year 2025, see the Compensation Discussion and Analysis section beginning on page 27.
PEO – Reconciliation of SCT Total to CAP Total(a)

YEAR	SCT TOTAL ($)	MINUS: GRANT DATE FAIR VALUE OF AWARDS GRANTED DURING YEAR(b) ($)	PLUS: FAIR VALUE OF EQUITY CALCULATED USING SEC METHODOLOGY(c) ($)	MINUS: CHANGE IN ACTUARIAL VALUE OF PENSION BENEFITS DURING YEAR ($)	CAP TOTAL ($)

2025	11,762,101	8,265,726	(9,779,749)	—	(6,283,374)
2024	11,077,176	8,340,048	31,832,660	—	34,569,788
2023	10,558,129	6,460,124	20,765,235	—	24,863,240
2022	10,357,375	5,869,983	25,592,158	—	30,079,550
2021	8,638,157	5,060,085	22,937,714	—	26,515,786

(a)As shown in these tables, the CAP totals represent the SCT totals for the applicable year but are adjusted as required by SEC rules to (1) include the fair value of current and prior year annual equity awards that are outstanding, vested or forfeited during the applicable year, instead of the grant-date value of awards granted during the applicable year, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year. We note the SEC rules also require CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year. However, our PEO has never participated in any pension plans while with the Company.
(b)Represents the total of the amounts reported in Stock Awards and Option Awards columns of the SCT for the applicable year.
(c)The fair value of equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the SCT on page 42, which requires us to show the grant-date value of annual equity awards granted during the applicable year, the CAP table requires us to calculate equity fair value as follows:
•for awards granted during the applicable year (and which are still outstanding and unvested), the year-end fair value; plus
•for awards granted during prior years that were still outstanding and unvested as of the applicable year-end, the change in fair value as of the applicable year-end compared against the prior year-end; plus
•for awards granted in prior years that vested during the applicable year, the change in fair value as of the vesting date compared against the prior year-end; plus
•for any awards granted in the applicable year that vested during the applicable year, the fair value as of the vesting date; plus
•the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year; minus
•for awards granted in prior years that were forfeited during the applicable year, the fair value as of the prior year-end.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 51

EXECUTIVE COMPENSATION | PAY VERSUS PERFORMANCE

PEO – CAP Fair Value of Equity Calculation

YEAR	YE FAIR VALUE OF CURRENT YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF YE FOR PRIOR YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF VESTING DATE FOR PRIOR YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: FAIR VALUE AS OF VESTING DATE FOR CURRENT YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: DIVIDEND EQUIVALENTS PAID DURING THE YEAR NOT OTHERWISE INCLUDED IN TOTAL COMPENSATION ($)	MINUS: FAIR VALUE AS OF PRIOR YE FOR PRIOR YEAR AWARDS FORFEITED DURING THE YEAR ($)	VALUE OF EQUITY FOR CAP PURPOSES ($)

2025	4,163,197	(13,233,858)	(958,006)	—	248,918	—	(9,779,749)
2024	14,593,796	14,192,333	2,736,040	—	310,491	—	31,832,660
2023	12,282,968	9,574,342	(1,264,654)	—	172,579	—	20,765,235
2022	13,688,240	13,509,920	(1,701,122)	—	95,120	—	25,592,158
2021	11,894,697	11,368,046	(333,974)	—	8,945	—	22,937,714

(3)Reflects the average total compensation for non-PEO NEOs as calculated in the SCT for each of the years shown. Our non-PEO NEOs included in the table above includes the following named executive officers: (i) in 2025 Mindy K. West, Donald R. Smith Jr., Renee M. Bacon, Chris A. Click and C. Galagher Jeff, (ii) in 2024, Mindy K. West, C. Galagher Jeff, Renee M. Bacon, Robert J. Chumley and Chris A. Click, (iii) in 2023, Mindy K. West, Renee M. Bacon, Robert J. Chumley and Chris A. Click, (iv) in 2022, Mindy K. West, Renee M. Bacon, Robert J. Chumley and Blake H. Segal and (v) in 2021, Mindy K. West, Terry P. Hatten, Renee M. Bacon, Robert J. Chumley, and John A. Moore.
(4)The dollar amounts shown in this column reflect average “compensation actually paid” for the non-PEO NEOs calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to the individual during the applicable years. The adjustments made to the non-PEO NEOs' total compensation for each year to determine CAP are shown in tables below. For information regarding the decisions made by our Executive Compensation Committee in regards to the non-PEO NEOs compensation for fiscal year 2025, see the Compensation Discussion and Analysis section beginning on page 27.
Non-PEO NEOs (Average) – Reconciliation of SCT Total to CAP Total(a)

YEAR	SCT TOTAL ($)	MINUS: GRANT DATE FAIR VALUE OF AWARDS GRANTED DURING YEAR(b) ($)	PLUS: FAIR VALUE OF EQUITY CALCULATED USING SEC METHODOLOGY(c) ($)	MINUS: CHANGE IN ACTUARIAL VALUE OF PENSION BENEFITS DURING YEAR ($)	CAP TOTAL ($)

2025	2,223,994	1,219,715	(1,286,651)	10,781	(293,153)
2024	2,205,474	1,206,402	3,868,523	—	4,867,595
2023	2,034,908	829,120	2,853,777	16,684	4,042,881
2022	2,014,941	746,020	3,486,868	—	4,755,789
2021	1,929,664	684,245	2,595,545	1,128	3,839,836

(a)The CAP total figures were calculated using the same methodology described above in footnote (a) to the PEO “Reconciliation of SCT Total to CAP Total” tables shown above. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the SCT; the amounts shown reflect the annual change in accumulated benefits for the applicable non-PEO NEOs’ accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. However, given that the Murphy Oil SERP has been frozen, there is no applicable service cost or prior service cost to report under the plan.
(b)Represents the average total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for these NEOs for the applicable year.
(c)The fair value of equity component of the CAP calculation was determined using the same methodology described above in footnote (c) to the PEO “Reconciliation of SCT Total to CAP Total” table shown above, using averages for the included non-PEO NEOs. The specific calculations for the included non-PEO NEOs for the relevant years are shown in the table below.

EXECUTIVE COMPENSATION | PAY VERSUS PERFORMANCE

Non-PEO NEOs (Average) – CAP Fair Value of Equity Calculation

YEAR	YE FAIR VALUE OF CURRENT YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF YE FOR PRIOR YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF VESTING DATE FOR PRIOR YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: FAIR VALUE AS OF VESTING DATE FOR CURRENT YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: DIVIDEND EQUIVALENTS PAID DURING THE YEAR NOT OTHERWISE INCLUDED IN TOTAL COMPENSATION ($)	MINUS: FAIR VALUE AS OF PRIOR YE FOR PRIOR YEAR AWARDS FORFEITED DURING THE YEAR ($)	VALUE OF EQUITY FOR CAP PURPOSES ($)

2025	495,776	(1,385,810)	(87,330)	—	22,119	331,406(8)	(1,286,651)
2024	2,078,538	1,449,024	305,879	—	35,082	—	3,868,523
2023	1,576,396	1,290,150	(51,915)	—	39,146	—	2,853,777
2022	1,740,793	1,951,451	(217,606)	—	12,230	—	3,486,868
2021	1,389,396	1,583,283	(48,393)	—	1,346	330,087	2,595,545

(5)Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020, the last trading day before the earliest fiscal year reported in this table. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 500 Retail Select Industry Index calculated in accordance with Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 32.
(6)Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(7)Adjusted EBITDA is computed by adding net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income/loss) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, transaction and integration costs related to acquisitions and other non-operating (income) expense). Please refer to the reconciliation in Appendix A.
(8)Reflects the average forfeiture of equity awards following Mr. Jeff's departure from the Company, effective as of October 14, 2025.
Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance
The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures used to determine our PEO’s and non-PEO NEOs’ Compensation Actually Paid. For additional information illustrating the link between pay and performance at Murphy USA, please see the Compensation Discussion and Analysis beginning on page 27.

Performance Measure

Adjusted EBITDA
Relative TSR
Return on Average Capital Employed
Fuel Volume
Fuel Margin Contribution
Merchandise Margin Contribution
Coverage Ratio
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs, with (i) our TSR, (ii) our Net Income, and (iii) Adjusted EBITDA, which is our Company Selected Measure, for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021. In addition, the graphs below compare our TSR with our Peer Group TSR. Our performance has positively impacted our share price and as a result, compensation actually paid amounts for the PEO and non-PEO NEOs has been higher in each year presented as equity incentives, which comprise the largest portion of compensation for our executives, increase in value with the corresponding increase in the underlying stock

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 53

EXECUTIVE COMPENSATION | PAY VERSUS PERFORMANCE

price. For additional information illustrating how we link pay and performance at Murphy USA, please see the Compensation Discussion and Analysis beginning on page 27.

Compensation Actually Paid vs. MUSA and Peer TSR
Compensation Actually Paid ($000s)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
Value of Fixed $100 Investment
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$(50)
$(100)
2021
2022
2023
2024
2025
Fiscal Year
CEO Pay
Average Other NEOs
MUSA TSR
Peer TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000s)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
Net Income ($M)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$(100)
$(200)
2021
2022
2023
2024
2025
Fiscal Year
CEO Pay
Average Other NEOs
Net Income

EXECUTIVE COMPENSATION	|	POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS

Compensation Actually Paid vs. Adjusted EBITDA*
Compensation Actually Paid ($000s)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$(200)
$(400)
Adjusted EBITDA ($M)
2021
2022
2023
2024
2025
Fiscal Year
CEO Pay
Average Other NEOs
Adjusted EBITDA

*Please refer to the reconciliation in Appendix A.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the Executive Compensation Committee’s policy to grant ordinary course annual equity awards on the day of the Committee’s regularly scheduled meeting held in February of each year, which is scheduled more than a year in advance. At the Committee meeting, the Committee approves each NEO’s equity award, including any portion of each NEO’s annual equity award that will be granted as stock options.

The Company does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”), nor does the Company time the release of MNPI based upon grant dates of equity. The Committee also does not take MNPI into account when determining the timing and terms of annual equity award grants.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 55

PROPOSAL 4	AMEND THE CERTIFICATE OF INCORPORATION TO PHASE-OUT THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Background

Article 6 of the Certificate of Incorporation currently provides that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board, with the term of office of one class expiring each year and directors in each class being elected to three-year terms.

Rationale and Proposed Change

Our Board believes that a classified board structure can have the advantages of promoting board continuity and stability, but recognizes that an increasing number of companies provide for annual election of directors given that many stockholders believe annual elections improve director accountability. At the 2025 meeting, a stockholder proposal to elect each director annually received majority support.

After considering the merits and the support for the stockholder proposal, our Board has approved, adopted and declared that it is advisable and in the best interests of the Company and its stockholders to adopt an amendment to the Certificate of Incorporation to phase out the classification of the Board and to provide for the annual election of directors, and recommends that stockholders approve this proposal.

If the proposed amendments are approved by our stockholders, Article 6(C), (D) and (E) would be amended to provide that directors previously elected by our stockholders to three-year terms of office, including those directors elected at this Annual Meeting of Stockholders, would complete their three-year terms. Thereafter, they or their successors would be elected to one-year terms at each future annual meeting of stockholders. Beginning at our 2029 Annual Meeting of Stockholders, the declassification of the Board would be complete, and all directors would be elected at each annual meeting of stockholders to one-year terms.

Additionally, as the Delaware General Corporation Law provides that directors serving on boards of directors that are not classified may be removed with or without cause, the proposed amendments would permit the removal of directors without cause after our Board is fully declassified commencing immediately after our 2029 Annual Meeting of Stockholders. However, until our Board is fully declassified, directors shall be removable only for cause.

Finally, the proposed amendments would also provide that any director appointed to fill a vacancy or newly created directorship shall hold office until the expiration of the term of office of the director who he or she has replaced and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

The Board has also unanimously adopted a resolution to amend Sections 3.01 and 3.02 of the Bylaws to make conforming changes. The effectiveness of the amendment to Sections 3.01 and 3.02 of the Bylaws is contingent upon the effectiveness of the amendments contemplated by this Proposal 4.

Certificate of Incorporation Amendment

The foregoing description of the amendment to the Certificate of Incorporation pursuant to this proposal is qualified in its entirety by reference to the full text of Appendix B. Appendix B also includes the amendments to the Company’s Bylaws that would become effective upon the effectiveness of the amendments contemplated by this Proposal 4. The Board reserves the ability to abandon these amendments before they become effective, even if approved by the stockholders, provided the Board publicly discloses that action.

PROPOSAL 4	AMEND THE CERTIFICATE OF INCORPORATION TO PHASE-OUT THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

If Proposal 4 is approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements the amendments contemplated by Appendix B, which will become effective upon filing. If this proposal is not approved by our stockholders, the amendments will not be implemented and the Board will remain classified. Stockholders are also asked to consider Proposal 5, which relates to amendments to the Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders. Proposals 4 and 5 are independent of each other and the approval of this proposal is not conditioned on the approval of any other proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE
CERTIFICATE OF INCORPORATION TO PHASE-OUT THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 57

PROPOSAL 5	AMEND THE CERTIFICATE OF INCORPORATION TO ENABLE ADOPTION OF STOCKHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

Background

Article 7(B) of our Certificate of Incorporation currently does not permit our stockholders to call a special meeting of stockholders, and limits that right to the Board. The Company received a stockholder proposal requesting that the Company adopt the ability for stockholders’ owning 10% or more of the outstanding shares of common stock to call special meetings of stockholders (Proposal 6).

In response to the stockholder proposal and as part of the Board’s continuing review of our corporate governance practices, the Board has determined that it is in the best interest of the Company and its stockholders to recommend that stockholders approve an amendment to the provision in Article 7(B) to enable adoption of a stockholders’ right to call special meetings of stockholders (the “Special Meeting Charter Amendment”). Contingent on the approval and adoption of the Special Meeting Charter Amendment, the Board will approve amendments to the Company’s Bylaws (the “Special Meeting Bylaw Amendment”) to give stockholders owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote the ability to request that the Board call a special meeting of stockholders, so long as they comply with the information, procedural and other requirements set forth in the Special Meeting Bylaw Amendment, as provided in Appendix C to this proxy statement and as summarized below.

Rationale and Proposed Change

Amending Article 7(B) of the Certificate of Incorporation to amend the provision limiting the right to call a special meeting to refer to the Bylaws, together with the anticipated revisions to our Bylaws implementing the right for stockholders owning 25% or more of the voting power of our outstanding common stock entitled to vote to call a special meeting of the stockholders, would meaningfully enhance stockholder rights. While the stockholder proposal requests that stockholders owning 10% or more of the outstanding shares of common stock the right to call special meetings, the Board believes that it is in the best interest of the Company to require stockholders to own at least 25% of the voting power of our outstanding common stock entitled to vote, which strikes a reasonable and acceptable balance between permitting stockholders to request that the Board call special meetings and ensuring that special meetings are held only when supported by a meaningful proportion of our stockholders. Special meetings involve significant time and expense for Board and management, and at least 25% of stockholders should support the need to convene a special meeting to indicate that need for special meeting is not the result of unduly narrow issues, and is deemed critical by our stockholders generally.

In light of these considerations, and based on the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, and recommends that the Company’s stockholders approve and adopt, the Special Meeting Charter Amendment.

The right of stockholders to request that the Company call special meetings would be subject to the notice, information and other requirements set forth in the Special Meeting Bylaw Amendment. The Board believes these requirements, which are similar to those commonly adopted by other companies, are important to avoid inappropriate, duplicative and/or unnecessary special meetings. If this Proposal 5 is adopted, the Special Meeting Bylaw Amendment would provide, in part, that:

•Stockholders who own at least 25% of the voting power of the outstanding shares of common stock of the Company entitled to vote may request that the Board call a special meeting of stockholders. (Article 2, Section 2.03(a))
•Only the possession of both the full voting and investment rights and the full economic interest for the shares counts as relevant ownership. (Article 2, Section 2.03(b))
•Stockholders requesting a special meeting must furnish, among other items, information that is the same as would be required when stockholders seek to nominate a candidate for director or propose

PROPOSAL 5	AMEND THE CERTIFICATE OF INCORPORATION TO ENABLE ADOPTION OF STOCKHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

other business to be brought before a meeting of stockholders under the Bylaws. (Article 2, Section 2.03(b))
•The Company will not be required to call a special meeting of stockholders if the special meeting request (i) does not comply with the Bylaw related to special meetings; (ii) relates to an item of business that is not a proper matter for stockholder action under applicable law; (iii) is received during certain time periods; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act. (Article 2, Section 2.03(c))

Certificate of Incorporation Amendment

The foregoing description of the amendment to the Certificate of Incorporation pursuant to this proposal is qualified in its entirety by reference to the full text of Appendix C. Appendix C also includes the amendments to the Company’s Bylaws that would become effective upon the effectiveness of the amendments contemplated by this Proposal 5. The Board reserves the ability to abandon these amendments before they become effective, even if approved by the stockholders, provided the Board publicly discloses that action.

If Proposal 5 is approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements the amendments contemplated by Appendix C, which will become effective upon filing. If this proposal is not approved by our stockholders, the amendments will not be implemented. Stockholders are also asked to consider Proposal 4, which relates to amendments to the Certificate of Incorporation to phase-out the classification of the Board and provide for the annual election of directors. Proposals 4 and 5 are independent of each other and the approval of this proposal is not conditioned on the approval of any other proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE
CERTIFICATE OF INCORPORATION TO ENABLE ADOPTION OF A STOCKHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 59

PROPOSAL 6	STOCKHOLDER PROPOSAL - GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, who owns 25 shares of Murphy USA common stock, has notified Murphy USA that he intends to present the following proposal at the 2026 Annual Meeting. This Proposal 6 will be voted on at our 2026 Annual Meeting if properly presented by the stockholder proponent or a by a qualified representative on behalf of the stockholder proponent. Murphy USA is not responsible for the contents of the proposal or supporting statement.

Proposal 6 – Give Shareholders the Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.

There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.

To guard against the Murphy USA Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.

This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.

A shareholder right to call for a special shareholder meeting can help make shareholder engagement meaningful. A shareholder right to call for an online special shareholder meeting will help ensure that the Murphy USA Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for an online special shareholder meeting.

Any argument that calling a special shareholder meeting is too cumbersome has little validity. In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.

With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting online, in the unlikely event that a special shareholder meeting ultimately takes place, and the Murphy USA governing documents thus need to be updated accordingly.
Please vote yes:
Give Shareholders the Ability to Call for a Special Shareholder Meeting – Proposal 6

BOARD’S STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL 6 - GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

Our Board has evaluated the proposal and, for the reasons described below, recommend AGAINST the stockholder proposal, because it has proposed providing stockholders with the ability to call special meetings at a 25% ownership threshold instead.

The Board Has Proposed Providing Stockholders With the Ability To Call Special Meetings At a 25% Ownership Threshold Instead

After a review of evolving corporate governance practices, and consistent with its strong commitment to the consideration of stockholder views, the Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important right. However, the Board believes that the 10%

PROPOSAL 6	STOCKHOLDER PROPOSAL - GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

ownership threshold for calling a special meeting in the stockholder proposal is not in the best interests of the Company.

Instead, the Board recommends in Proposal 5 that stockholders approve an amendment to the Company’s Certificate of Incorporation to enable stockholders owing at least 25% or more of the voting power of the outstanding shares of common stock entitled to vote to call special meetings , which the Board believes strikes an appropriate balance between providing a meaningful number of stockholders with the ability to call special meetings to raise issues in between annual meetings and the necessary distraction of time and resources needed for management to devote to these requests. For a detailed discussion of this management proposal, see Proposal 5 of this proxy statement.

The Company believes that a special meeting right that permits stockholders owning only 10% would increase the risk that a relatively small group of stockholders with narrow interests that do not reflect the views of most other stockholders could call special meetings to advance agendas that are not aligned with the long-term interests of the Company. Special meetings subject the Company to considerable expense and pulls the attention of management and the Board away from business initiatives and objectives. Implementing a 25% ownership threshold and other reasonable processes and procedures, consistent with Proposal 5, would instead help to ensure that a special meeting will be called by stockholders only when there is meaningful support for the meeting among the Company’s stockholders while providing stockholders with an important right to strengthen Board and management accountability.

The Company also believes that 25% ownership threshold in Proposal 5 aligns with corporate governance practices among S&P 400 companies and that introducing a stockholder special meeting right with a 10% threshold is unnecessary in light of the Company’s evolving current governance practices. These strong governance features include:

•independent Board Chair, independent Board (except for CEO) and independent Board committees;
•implementing annual election of directors at this Annual Meeting (see Proposal 4);
•majority vote and director resignation policy for directors;
•limits on public company board and audit committee service;
•regular executive sessions of independent directors;
•the elimination of supermajority voting provisions in May 2024; and
•proxy access rights for stockholders.

Given the Company’s proposal to enable the adoption of a stockholder special meeting right with a 25% ownership threshold and the Company’s corporate governance framework, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL 6 – GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 61

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 to be included in the proxy statement and presented at the 2027 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 26, 2026, in order to be considered for inclusion in the proxy materials.
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements set forth in the Company’s Bylaws.
Notice of director nominations submitted under these proxy access Bylaw provisions must be received no earlier than October 27, 2026, and no later than November 26, 2026. Any such nomination is subject to the proxy access provisions and other requirements in the Company’s Bylaws.
Other director nominations outside of “proxy access” and proposals of other business outside of Rule 14a-8 are subject to the advance notice provisions and other requirements of the Company’s Bylaws. In the case of the 2027 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 7, 2027, and no later than February 6, 2027.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2026 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Stockholder Meeting To Be Held on May 7, 2026. This 2026 Proxy Statement and the 2025 Annual Report on Form 10-K are available, free of charge, at https://www.proxyvote.com.
In addition, the Company will provide without charge, upon the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC for the fiscal year ended December 31, 2025.

Requests should be directed to Murphy USA Inc., Attn: Investor Relations Department, 200 East Peach Street, El Dorado, Arkansas 71730 or to https://www.proxyvote.com.
The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any stockholder who shares an address with other stockholders and where only one (1) set of materials were sent to that address to be shared by all stockholders at that address.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.
The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.
“Householding” occurs when a single copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company in the manner provided below and the Company will promptly send you a separate copy of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company in the manner provided below.
Requests in this regard should be addressed to:
Gregory L. Smith
Vice President, General Counsel
and Corporate Secretary
Murphy USA Inc.
200 East Peach Street
El Dorado, Arkansas 71730
(870) 875-7600
On March 26, 2026, the Company first mailed the Notice of Internet Availability of Proxy Materials to stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
The above Notice and Proxy Statement are sent by order of the Board of Directors.
Gregory L. Smith
Vice President, General Counsel
and Corporate Secretary
El Dorado, Arkansas
March 26, 2026
You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting. If you desire to vote your shares at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE 63

APPENDIX A
NON-GAAP RECONCILIATION
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the five years ended December 31, 2025. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisition, restructuring expenses, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	For the Years Ended December 31,
(Millions of dollars)	2025	2024	2023	2022	2021

Net income	$470.6	$502.5	$556.8	$672.9	$396.9
Income tax expense (benefit)	138.6	149.1	177.6	210.9	125.0
Interest expense, net of interest income	110.7	90.7	91.6	82.3	82.3
Depreciation and amortization	276.8	248.0	228.7	220.4	212.6
EBITDA	$996.7	$990.3	$1,054.7	$1,186.5	$816.8
Impairment of properties	5.3	8.2	—	—	—
Restructuring expense	12.6	—	—	—	—
Accretion of asset retirement obligations	3.4	3.2	3.0	2.7	2.5
(Gain) loss on sale of assets	2.8	4.5	0.8	(2.1)	(1.5)
Acquisition-related costs	—	—	—	1.5	10.4
Other nonoperating (income) expense	(1.4)	0.6	—	2.3	(0.2)
Adjusted EBITDA	$1,019.4	$1,006.8	$1,058.5	$1,190.9	$828.0

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE A-1

APPENDIX B

Proposed amendments to the Certificate of Incorporation and Bylaws of Murphy USA Inc. pursuant to Proposal 4._

Each of Article 6(C), (D) and (E) of the Certificate of Incorporation and Article 3 Section 3.02 of the Bylaws shall be amended as follows. The text of the proposed amendment is marked to reflect the proposed changes.

Certificate of Incorporation

Article 6
(C) Election of Directors.

1. Until the 2029 annual meeting of stockholders, the ~~The~~ directors shall be divided into three classes, designated Class I, Class II and Class III. ~~Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors.~~ Each director elected at the 2024, 2025 and 2026 annual meetings of stockholders shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected~~; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the annual meeting held in 2014, directors initially designated as Class II directors shall serve for a term ending on the annual meeting held in 2015, and directors initially designated as Class III directors shall serve for a term ending on the date of the annual meeting held in 2016~~. Each director elected at the 2027 annual meeting of stockholders shall be elected for a one-year term expiring at the 2028 annual meeting of stockholders. Each director elected at the 2028 annual meeting of stockholders shall be elected for a one-year term expiring at the 2029 annual meeting of stockholders. At the 2029 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. ~~In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.~~ In no event will a decrease in the number of directors shorten the term of any incumbent director. A majority of the Whole Board (or such lower number as may be permitted under Delaware Law and fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Whole Board) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by this Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

2. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

(D) Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.~~,~~ Any director appointed to fill a vacancy or newly created directorship ~~and each director so elected~~ shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal ~~for a term that shall coincide with the term of the Class to which such director shall have been elected~~.

(E) Removal. Prior to the 2029 annual meeting of stockholders, directors ~~No director~~ may be removed from office by the stockholders ~~except~~ only for cause ~~with~~ by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class. After the 2029 annual meeting of stockholders, directors may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE B-1

Bylaws

Article 3

Section 3.02. Number, Election and Term Of Office. The number of directors which shall constitute the Board of Directors shall initially be 10 and, thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term “ Whole Board” shall mean, at any time, the total number of authorized directors at such time whether or not there exist any vacancies in previously authorized directorships. The term of directors shall be as set forth in the ~~As set forth in Article 6 of the Amended and Restated~~ Certificate of Incorporation~~, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal~~. Directors need not be stockholders.

APPENDIX C

Proposed amendments to the Certificate of Incorporation and Bylaws of Murphy USA Inc. pursuant to Proposal 5.

Article 7(B) of the Certificate of Incorporation and Article 2 Section 2.03 and Section 2.10(b) of the Bylaws shall be amended as follows. The text of the proposed amendment is marked to reflect the proposed changes.

Certificate of Incorporation
Article 7

(B) Special Meetings. Special meetings of the stockholders may be called ~~only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and may not be called by any other person~~ as set forth in the Bylaws. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article 4(A) hereto, special meetings of holders of such Preferred Stock.

Bylaws

Article 2

Section 2.03. Special Meetings. (a) Special meetings of the stockholders may be called only (i) by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below), or (ii) upon the written request delivered to the Secretary of the Corporation at the principal executive office of the Corporation by certified or registered mail, return receipt requested, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2.03. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.04 of this Article 2. Subject to these Bylaws, any special meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (“Delaware Law”).

(b) To be in proper form, any request or requests for a special meeting pursuant to Section 2.03(a)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with 2.03(a)(ii) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (b) shall not revoke such Special Meeting Request; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these Bylaws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 2.10 of this Article 2; and (iv) must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of common stock of the Corporation owned by the Requesting Stockholders and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

In determining whether a request for a special meeting has been properly made in accordance with Section 2.03(a)(ii), multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE C-1

fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary no later than the close of business on the sixtieth day following first date on which a Special Meeting Request is delivered to the Corporation (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered to, by certified or registered mail, return receipt requested, and received by, the Secretary of the Corporation at the principal executive office of the Corporation. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

For purposes of this Section 2.03, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Article 2, Section 2.11(a)(viii) of these Bylaws.

(c) The Secretary shall not be required to call a special meeting pursuant to 2.03(a)(ii) if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these Bylaws; (ii) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under Delaware Law; (iii) the Special Meeting Request is received by the Secretary during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) thirty days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve months before the Special Meeting Request is received by the Secretary of the Corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 90 days before the Special Meeting Request is received by the Secretary of the corporation; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary of the Corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2.03(c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d) A special meeting called pursuant to Section 2.03(a)(ii) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws, provided, however, that the special meeting shall not be held more than 90 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b), if necessary so that it is true and correct as of the record date for the special meeting, not later than ten days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b) in accordance with the requirements under Section 2.10(a)(iv) of this Article 2 as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.03(d) shall not limit the Corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(e) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the

Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by Delaware Law, the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, the chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.03 or as required by Delaware Law.

Section 2.10

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with all the notice requirements of Section 2.10(a). Notwithstanding any other provisions of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election or re-election to the Board or propose any other business to be considered at the special meeting, except pursuant to the request(s) delivered for such special meeting pursuant to Section 2.03 of these Bylaws.

MURPHY USA INC. 2026 PROXY STATEMENT	PAGE C-3
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V85503-P47889-Z92261 For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! 1.&#9; Election of Four Class I Directors Whose Current Terms Expire on the Date of the Annual Meeting. &#9; Nominees: 3.&#9; Approval of Executive Compensation on an Advisory, Non-Binding Basis. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized person. The Board of Directors recommends you vote FOR proposals 2-5: The Board of Directors recommends you vote AGAINST proposal 6: NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 2.&#9; Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2026. 6.&#9; Stockholder Proposal - Give Shareholders the Ability to Call for a Special Shareholder Meeting. 1a.&#9; Claiborne P. Deming 1b.&#9; Hon. Jeanne L. Phillips 1c.&#9; Jack T. Taylor 1d.&#9; Michael G. Kulp MURPHY USA INC. The Board of Directors recommends you vote FOR each of the following nominees: 4.&#9; Amend the Certificate of Incorporation to Phase-Out the Classification of the Board of Directors and Provide for the Annual Election of Directors. 5.&#9; Amend the Certificate of Incorporation to Enable Adoption of Stockholders' Right to Call Special Meetings of Stockholders. For Against Abstain For Against Abstain ! !! ! !! ! !! SCAN TO VIEW MATERIALS & VOTEw MURPHY USA INC. ATTN: RACHEL PICKETT 200 EAST PEACH STREET EL DORADO, AR 71730 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 6, 2026 for shares held directly and by 11:59 P.M. ET on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 6, 2026 for shares held directly and by 11:59 P.M. ET on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V85504-P47889-Z92261 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. MURPHY USA INC. Annual Meeting of Stockholders May 7, 2026 8:00 AM Central Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) R. Madison Murphy and Mindy K. West, or either of them, as proxies, each with the power to appoint their substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Daylight Time on May 7, 2026, at Murphy USA Corporate Headquarters, 200 East Peach Street, El Dorado, AR 71730 and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given. If the stockholder(s) hold(s) shares of Common stock of MURPHY USA INC. in a Company plan, the stockholder(s) hereby authorize(s) and direct(s) the trustee of the Plan to vote all shares in the account of the stockholder(s) under the Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Discretionary authority is hereby conferred on each of the above-named proxies (and their substitutes) to vote in accordance with their best judgment on any other matters (including the election of substitute nominees if one of the nominees listed herein becomes unable to serve as a director) that may properly come before the meeting. If shares are held in a Company plan and no direction is given, the trustee will vote such shares in the same proportion as shares for which voting instructions are received, except as otherwise provided in the corresponding trust agreement or in accordance with ERISA. Continued and to be signed on reverse side